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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
PHILLIPS-VAN HEUSEN CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PHILLIPS-VAN HEUSEN CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders of PHILLIPS-VAN HEUSEN CORPORATION (the "Company"), a Delaware corporation, will be held at The Graduate Center—City University of New York, 365 Fifth Avenue, Proshansky Auditorium, Concourse Level, New York, New York, on Tuesday, June 13, 2006, at 10:00 a.m., for the following purposes:

  (1)
  to elect 9 directors of the Company to serve for a term of one year;

  (2)
  to consider and act upon a proposal to amend the right of the holders of the Company's Series B Convertible Preferred Stock to elect, separately as a class, up to three of the Company's directors;

  (3)
  to consider and act upon an amendment to increase the authorized number of shares of Company Common Stock from 100,000,000 to 240,000,000;

  (4)
  to consider and act upon a proposal to approve the Company's 2006 Stock Incentive Plan;

  (5)
  to ratify the appointment of auditors for the Company to serve for the current fiscal year; and

  (6)
  to consider and act upon such other matters as may properly come before the meeting.

        Only stockholders of record at the close of business on April 19, 2006 are entitled to vote at the meeting.

        Attendance at the meeting will be limited to holders of record as of the record date of the Company's Common Stock and its Series B Convertible Preferred Stock or their proxies, beneficial owners having evidence of ownership and guests of the Company. If you hold stock through a bank or broker, a copy of an account statement from your bank or broker as of the record date will suffice as evidence of ownership. Attendees also must present a picture ID to be admitted to the meeting.

        You are requested to fill in, date and sign the enclosed proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope.

By order of the Board of Directors,

MARK D. FISCHER Secretary

New York, New York
May 9, 2006

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

TABLE OF CONTENTS

GENERAL INFORMATION	1
VOTING INFORMATION	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
ELECTION OF DIRECTORS	5
Directors	5
Committees and Meetings	7
Other Corporate Governance Policies	9
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	9
EXECUTIVE COMPENSATION	10
Summary Compensation Table	10
Option Grants in Last Fiscal Year	12
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values	12
Long-Term Incentive Plans—Awards in Last Fiscal Year	13
Pension Plan Table	14
COMPENSATION OF DIRECTORS	15
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS	16
Emanuel Chirico	16
Bruce Klatsky	16
Mark Weber	17
Senior Executive Group	17
Other Arrangements	17
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	18
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	18
Compensation Committee Purpose and Function	18
Compensation Objectives	18
Compensation Procedure and Philosophy	18
Stock Ownership	21
PERFORMANCE GRAPH	22
AUDIT COMMITTEE REPORT	23
PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AMEND THE RIGHT OF THE HOLDERS OF OUR SERIES B CONVERTIBLE PREFERRED STOCK TO ELECT, SEPARATELY AS A CLASS, UP TO THREE OF OUR DIRECTORS	24
PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK	25

APPROVAL OF 2006 STOCK INCENTIVE PLAN	26
Introduction and Board Recommendation	26
Nature and Purposes of the 2006 Plan	26
Eligibility to Receive Awards	26
Duration and Modification	26
Administration	26
Securities Subject to the 2006 Plan	27
Individual Limits	27
Stock Options	27
Stock Appreciation Rights	28
Restricted Stock and Restricted Stock Units	28
Performance Shares	28
Other Stock-Based Awards	28
Performance-Based Awards	28
Non-Transferability of Awards	29
Adjustments Upon Changes in Capitalization	29
Change in Control	29
Federal Tax Aspects	29
Benefits to be Received Upon Approval	31
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	33
SELECTION OF AUDITORS	33
Fees Paid to Auditors	34
SUBMISSION OF STOCKHOLDER PROPOSALS	34
MISCELLANEOUS	35
EXHIBIT A—Text of amendment to Section 9(d) of the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Phillips-Van Heusen Corporation	A-1
EXHIBIT B—2006 Stock Incentive Plan	B-1

PHILLIPS-VAN HEUSEN CORPORATION

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

        June 13, 2006

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PHILLIPS-VAN HEUSEN CORPORATION to be used at the Annual Meeting of Stockholders, which will be held at The Graduate Center—City University of New York, 365 Fifth Avenue, Proshansky Auditorium, Concourse Level, New York, New York, on Tuesday, June 13, 2006, at 10:00 a.m., and at any adjournments thereof.

        Our principal executive offices are located at 200 Madison Avenue, New York, New York 10016-3903. The approximate date on which this Proxy Statement and the enclosed proxy card were first sent or given to stockholders was May 9, 2006.

VOTING INFORMATION

        Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by our Board of Directors will be voted in accordance with the directions given therein. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of elections at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under existing New York Stock Exchange rules, brokers do not have discretionary voting power with respect to the proposal to approve the 2006 Stock Incentive Plan.

        Common stockholders of record at the close of business on April 19, 2006 will be entitled to one vote for each share of our Common Stock then held. There were outstanding on such date 43,627,606 shares of Common Stock. Holders of record of our Series B Convertible Preferred Stock at the close of business on April 19, 2006 will be entitled to one vote for each share of Common Stock into which their shares of Series B Preferred Stock are convertible as of the record date. As of such date, there were 6,116.26 shares of Series B Preferred Stock outstanding that were convertible into 11,566,119 shares of Common Stock. The Common Stock and the Series B Preferred Stock were the only outstanding classes of voting stock outstanding as of the record date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents certain information with respect to the persons who are known by us to be the beneficial owners of more than five percent of our Common Stock as of April 19, 2006. Except as otherwise indicated, the persons listed below have advised by us that they have sole voting and investment power with respect to the shares listed as owned by them.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Apax affiliates(1)	11,566,119	21.04
Apax Europe V-A, L.P.	7,229,254	14.21
Apax Europe V-B, L.P.	1,300,312	2.89
Apax Europe V-C GmbH & Co. KG	739,246	1.67
Apax Europe V-D, L.P.	974,283	2.18
Apax Europe V-E, L.P.	970,343	2.17
Apax Europe V-F, L.P.	170,696.39
Apax Europe V-G, L.P.	170,696.39
Apax Europe V-1, L.P.	5,514.01
Apax Europe V-2, L.P.	5,775.01
Earnest Partners, LLC(2) 75 Fourteenth Street, Suite 2300 Atlanta, Georgia 30309	6,766,583	15.51
FMR Corp.(3)	4,940,570	11.32

(1)
Apax Partners Europe Managers Limited, 15 Portland Place, London, England, W1B 1PT and Apax Europe V GP Co. Limited, 13-15 Victoria Road, St. Peter Port, Guernsey, Channel Islands, may be deemed to own beneficially an aggregate of 11,566,119 shares (21.04%) of the outstanding Common Stock. The Apax shares consist solely of the shares of Common Stock issuable upon the conversion of shares of Series B Stock beneficially owned by the listed private equity funds, all of which are registered in the name of Apax WW Nominees Limited A/C AE5. Apax Partners Europe Managers Limited is the discretionary investment manager and Apax Europe V GP Co. Limited is the general partner of the general partner of those funds. Apax Partners Europe Managers Limited and Apax Europe V GP Co. Limited have shared voting and dispositive power over such shares. Information as to the shares of Common Stock beneficially owned by Apax Partners Europe Managers Limited and Apax Europe V GP Co. Limited is as of April 19, 2006, based upon a Schedule 13D/A dated July 20, 2005 and filed with the Securities and Exchange Commission and our records.

(2)
Earnest Partners, LLC, a registered investment adviser, may be deemed to be the beneficial owner of 6,766,583 shares of Common Stock, including 2,240,240 shares with respect to which it has sole voting power, 2,270,843 shares with respect to which it has shared voting power and as to all 6,766,583 of which it has sole dispositive power. Information as to the shares of Common Stock that may be deemed to be owned beneficially by Earnest Partners, LLC (other than percentage ownership) is as of December 31, 2005, as set forth in a Schedule 13G dated February 3, 2006 and filed with the SEC.

(3)
FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, may be deemed to be the beneficial owner of 4,940,570 shares of Common Stock, including 1,360,070 shares with respect to which it has sole voting power. Fidelity Management & Research Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR Corp., and a registered investment advisor, is the beneficial owner of 4,675,500 shares of Common Stock as a result of acting as investment advisor to various investment companies. Fa Mid Cap Stock Fund, 82 Devonshire Street, Boston, Massachusetts 02109, one of these investment companies, owns 3,374,400 shares of Common Stock. Edward C. Johnson 3rd and FMR Corp., through control of Fidelity Management & Research Company and the Fidelity Funds, each has sole power to dispose of the 4,675,500 shares owned by the Fidelity funds. Members of the family of Edward C. Johnson 3rd may be deemed to form a controlling group with respect to FMR Corp. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 208,070 shares of Common Stock as a result of its serving as investment manager of certain institutional accounts.

Each of Edward C. Johnson 3rd and FMR Corp., through control of Fidelity Management Trust Company, has sole dispositive power over 208,070 shares of Common Stock and sole voting power over 189,870 shares of Common Stock. Fidelity International Limited, a foreign-based subsidiary of FMR Corp. which provides investment advisory and management services, is the beneficial owner of 57,000 shares of Common Stock. FMR Corp. and Fidelity International Limited are of the view that they are not acting as a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation. However, FMR Corp. filed the Schedule 13G on a voluntary basis as if all of the shares are beneficially owned by FMR Corp. and Fidelity International Limited on a joint basis. Information as to the shares of Common Stock that may be deemed beneficially owned by FMR Corp., Edward C. Johnson 3rd, Fidelity Management & Research Company and the Fa Mid Cap Stock Fund (other than percentage ownership) is as of December 31, 2005, as set forth in a Schedule 13G dated February 14, 2006 and filed with the SEC.

        The following table presents certain information with respect to the number of shares of Common Stock beneficially owned as of April 19, 2006 by the following persons:

  •
  each of our directors;

  •
  each of the nominees for director;

  •
  the persons who served as our Chief Executive Officer during our most recently completed fiscal year;

  •
  our four most highly compensated executive officers with respect to our most recently completed fiscal year, other than the persons who served as Chief Executive Officer during our most recently completed fiscal year; and

  •
  our directors, the nominees for director and our executive officers, as a group. Except as otherwise indicated below, each of the persons named below has sole voting and investment power with respect to the shares listed as owned by him or her.

Name	Amount Beneficially Owned(1)	Percent of Class
Emanuel Chirico	115,339	*
Edward H. Cohen	37,000	*
Francis K. Duane	80,035	*
Joseph B. Fuller	53,518	*
Joel H. Goldberg	47,000	*
Marc Grosman	48,000	*
Bruce J. Klatsky	112,690	*
Harry N.S. Lee	51,389	*
Bruce Maggin	63,275	*
Henry Nasella	—	—
Christian Näther(2)	—	—
Rita N. Rodriguez	2,500	*
Allen E. Sirkin	74,457	*
Mark Weber(3)	307,019	*
Michael Zaccaro	84,517	*
All directors, nominees for director and executive officers as a group (16 persons)	809,955	1.8

*
Less than 1% of class.

(1)
The figures in the table are based upon information furnished to us by our directors, nominees for director and persons who served as executive officers during our most recently completed fiscal year. The figures do not include the shares held for our executive officers in the Master Trust for the PVH Stock Fund. The PVH Stock Fund is one of the investment options under our Associate Investment Plans, which are employee benefit plans under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. We refer to the Associate Investment Plans as the "AIPs". Participants in the AIPs who make investments in the PVH Stock

  Fund may direct the vote of shares of Common Stock held in the Master Trust for the PVH Stock Fund only with respect to tender or exchange offers subject to Section 13(e) or Section 14(d) of the Exchange Act, and matters which, if approved or disapproved, would result in a change in control of Phillips-Van Heusen Corporation (as defined in the AIPs). The committee that administers the AIPs has the right to vote such shares for all other matters. These participants also have the right, subject to certain limitations, to receive a distribution of shares of Common Stock held for their benefit in the Master Trust, but the committee makes all other decisions regarding the disposition of Common Stock held in the Master Trust.

(2)
Christian Näther is a partner of Apax Partners Beteiligungsberatung GmBH. Apax Partners Europe Managers Limited and Apax Europe V GP Co. Limited, which may be deemed to be affiliates of Apax Partners Beteiligungsberatung GmbH, together beneficially own the 6,116.26 outstanding shares of our Series B Preferred Stock, which are currently convertible into 11,566,119 shares of Common Stock (21.04%). See Note 1 to the prior table.

(3)
Mr. Weber served as our Chief Executive Officer for part of our most recently completed fiscal year, as well as serving as one of our directors for the entire year. His employment by us terminated on February 27, 2006, on which date he also resigned as a director.

        The figures in the foregoing table include 190 shares held by Mr. Klatsky's child, as to which Mr. Klatsky has disclaimed beneficial ownership.

        The foregoing table also includes shares which the following directors, nominees for director and Named Executive Officers have the right to acquire within 60 days of April 19, 2006 upon the exercise of options granted under the Company's stock option plans: Emanuel Chirico, 110,000 shares; Edward H. Cohen, 31,000 shares; Francis K. Duane, 56,640 shares; Joseph B. Fuller, 47,000 shares; Joel Goldberg, 47,000 shares; Marc Grosman, 47,000 shares; Bruce J. Klatsky, 112,500 shares; Harry N.S. Lee, 47,000 shares; Bruce Maggin, 43,000 shares; Rita M. Rodriguez, 2,500 shares; Allen E. Sirkin, 71,250 shares; Mark Weber, 300,000 shares; and all of our current directors, nominees for director and executive officers as a group, 729,642 shares.

ELECTION OF DIRECTORS

Directors

        Our Board of Directors has established 14 as the number of directors constituting the entire Board. Under the Certificate of Designations, Preferences and Rights for our Series B Preferred Stock, the holders of that stock have the right to elect as a class up to three of our directors. Currently, by agreement, the Apax affiliates that hold the outstanding shares (see the earlier section entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for identification of the Apax affiliates) are entitled to elect only one director. In addition, as a result of the pending acquisition of Tommy Hilfiger Corporation by affiliates of the Apax affiliates, the Apax affiliates have agreed to relinquish their right to elect any directors. See "PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO AMEND THE RIGHT OF THE HOLDERS OF OUR SERIES B CONVERTIBLE PREFERRED STOCK TO ELECT, SEPARATELY AS A CLASS, UP TO THREE OF OUR DIRECTORS" later in this proxy statement for a discussion of the proposal to amend our Certificate of Incorporation to amend the Apax affiliates' right to elect, as a class, any of our directors.

        Our Board of Directors currently consists of 11 members, 10 of whom were elected by the holders of the Common Stock and Series B Preferred Stock voting together and one of whom was elected solely by the holders of the Series B Preferred Stock. We refer to directors elected solely by the holders of the Series B Preferred Stock as our "Series B Directors". Dr. Harry N.S. Lee, one of the current directors elected by the holders of the Common Stock and Series B Preferred Stock, requested not to be nominated for re-election and will be retiring as a director at the end of his term. As a result, we currently have three vacancies on the board, will have a fourth upon Dr. Lee's retirement and will have a fifth if the Series B Director resigns, as is anticipated, as discussed above. The Nominating & Governance Committee of our Board intends to seek qualified candidates to fill these vacancies. Proxies cannot be voted at the meeting for more than nine people.

        All members of the Board of Directors, other than the Series B Directors, are elected by the stockholders at the Annual Meeting of Stockholders of the Company for a term of one year or until their successors are elected and qualified. All of the nominees for director have previously been elected directors of the Company by the stockholders.

        The election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee, except as described below with respect to the Series B Directors.

        The Board of Directors recommends a vote FOR the election of the nine nominees named below. Proxies received in response to this solicitation will be voted FOR the election of the nominees unless otherwise specified in a proxy.

Name	Principal Occupation	Age	Year Became a Director
Emanuel Chirico	Chief Executive Officer of the Company	48	2005
Edward H. Cohen	Counsel to Katten Muchin Rosenman LLP, a law firm	67	1987
Joseph B. Fuller	Chief Executive Officer of Monitor Company, a management consulting firm	49	1991
Joel H. Goldberg	President of Career Consultants, Inc., a management consulting firm	62	1997
Marc Grosman	Chief Executive Officer of Marc Laurent SA, the owner of a chain of European apparel stores which trade under the name CELIO	51	1997
Bruce J. Klatsky	Partner of LNK Partners, a private equity investment fund	57	1985

Name	Principal Occupation	Age	Year Became a Director
Bruce Maggin	Principal of The H.A.M. Media Group, LLC, a media investment company	63	1987
Henry Nasella	Partner of LNK Partners, a private equity investment fund	59	2003
Rita M. Rodriguez	Senior Fellow, Woodstock Theological Center at Georgetown University	63	2005

  Series B Directors

        Pursuant to the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock, the holders of such stock have the right to elect separately as a class up to three of our directors. However, as discussed above, the holders of the Series B Preferred Stock have agreed to eliminate their right to elect any directors in connection with the acquisition of Tommy Hilfiger Corporation by such holders or certain of their affiliates. Until such time, such holders have the right to elect only one Series B Director. The following individual is currently serving as the Series B Director:

Name	Principal Occupation	Age	Year Became a Director
Christian Näther	Partner of Apax Partners Beteiligungsberatung GmbH, an international private equity investment group	40	2003

  Other Director

        The following director has requested that he not be nominated for re-election and will be retiring as of the date of the meeting:

Name	Principal Occupation	Age	Year Became a Director
Harry N.S. Lee	Managing Director of TAL Apparel Limited, an apparel manufacturer and exporter based in Hong Kong	63	1995

  Additional Information

        Several of our directors also serve as directors of other public companies:

  •
  Mr. Chirico is also a director of Dick's Sporting Goods, Inc.

  •
  Mr. Cohen is also a director of Franklin Electronic Publishers, Inc., Gilman & Ciocia, Inc., Levcor International, Inc. and Merrimac Industries, Inc.

  •
  Dr. Goldberg is also a director of Hampshire Group, Limited and Merrimac Industries, Inc.

  •
  Mr. Grosman is also a director of Altadis and Compass Limited.

  •
  Mr. Maggin is also a director of Central European Media Enterprises, Ltd.

  •
  Mr. Nasella is also a director of Denny's, Inc.

  •
  Dr. Rodriguez is also a director of ENSCO International Incorporated and Affiliated Managers Group, Inc.

        Each of our directors has been engaged in the principal occupation indicated in the foregoing table for more than the past five years, except:

  •
  Mr. Cohen, who was a partner in the law firm of Rosenman & Colin LLP until its February 1, 2002 merger with Katten Muchin Zavis, at which time he retired and became counsel to the merged firm, Katten Muchin Zavis Rosenman, which has since been renamed Katten Muchin Rosenman LLP;

  •
  Mr. Klatsky, who had been our Chief Executive Officer from 1994 until June 14, 2005;

  •
  Mr. Maggin, who from 1999 until 2002 was also the Chief Executive Officer of TDN, Inc. (d/b/a at TV Media, Inc.), a marketer of interactive television advertising;

  •
  Mr. Nasella, who was Chairman of Online Retail Partners, Inc., a venture capital and information technology services company, from 1999 until 2001, and a Venture Partner of Apax Partners, an international private equity investment group, from 2001 until 2005;

  •
  Mr. Näther, who was a partner of McKinsey & Company, a management consulting firm, from 1993 to 2001; and

  •
  Dr. Rodriguez, who has also been self-employed in the field of international finance since 1999 and was a full-time member of the Board of Directors of the Export-Import Bank of the United States from 1982 to 1999.

        Our Board of Directors has determined the independence (or lack thereof) of each of the Company's directors and nominees for director and, as a result thereof, concluded that a majority of our directors are independent, as required under the rules of the New York Stock Exchange. Our Common Stock is listed for trading on the New York Stock Exchange. Specifically, our Board determined that Dr. Rodriguez and each of Messrs. Cohen, Fuller, Grosman, Maggin, Nasella and Näther are independent under Section 303A(2) of the New York Stock Exchange rules. In making such determinations, the Board considered (i) whether a director had, within the last three years, any of the relationships under Section 303A(2)(b) of the New York Stock Exchange rules with us which would disqualify a director from being considered independent, (ii) whether the director had any disclosable transaction or relationship with us under Item 404 of Regulation S-K of the Exchange Act, which relates to transactions and relationships between directors and their affiliates, on the one hand, and us and our affiliates (including management), on the other, and (iii) the factors suggested in the New York Stock Exchange's Commentary to Section 303A(2), such as a commercial, consulting and other relationship, or other interactions with management that do not meet the absolute thresholds under Section 303A(2) or Item 404(a) or 404(b) but which, nonetheless, could reflect upon a director's independence from management. In considering the materiality of any transactions or relationships that do not require disqualification under Section 303A(2)(b), the Board considered the materiality of the transaction or relationship to the director, the director's business organization and us and whether the relationship between (i) the director's business organization and the Company, (ii) the director and the Company and (iii) the director and his business organization interfered with the director's business judgment.

        No family relationship exists between any director or executive officer of the Company.

Committees and Meetings

        Our Corporate Governance Guidelines provide that each member of our Board of Directors is expected to use reasonable efforts to attend, in person, or by telephone, all meetings of the Board and of any committees of which they are a member as well as the annual meeting of stockholders. All of the members of the Board attended the 2005 Annual Meeting of Stockholders.

        During the fiscal year ended January 29, 2006, there were six meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served held during the fiscal year.

        Our non-management directors meet regularly in executive sessions or in separate meetings without management or the management directors, and our independent directors meet at least once a year without the non-independent directors. Mr. Klatsky presides at the executive sessions of the non-management directors. Prior to Mr. Klatsky's retirement as one of our employees, Mr. Fuller and before him, David A. Landau, presided at the executive sessions. Mr. Landau was a Series B Director until June 14, 2005. He was not re-elected as a Series B Director after resigning as a partner of Apax Partners, an affiliate of the Apax affiliates.

        Our Board of Directors has a standing Audit Committee, a standing Compensation Committee and a standing Nominating & Governance Committee. Pursuant to an Investors Rights Agreement between the Company and the holders of the Series B Preferred Stock, such holders have the right to designate a Series B Director for each such committee, subject to applicable law, rule and regulation. Our Board has determined that the Series B Directors do not satisfy the independence requirements under New York Stock Exchange rules for service on the Audit Committee.

  Audit Committee

        The Audit Committee is currently composed of Dr. Rodriguez and Messrs. Cohen and Maggin. Peter J. Solomon, a former director, served as a member of the Committee from the date of our 2004 Annual Meeting of Stockholders until April 21, 2005, on which date he was replaced by Mr. Grosman. Mr. Grosman was a member of the Committee from April 21, 2005 until the date of our 2005 Annual Meeting of Stockholders. Dr. Rodriguez replaced Mr. Grosman on the Committee effective June 14, 2005, upon her initial election to the Board. Each of Dr. Rodriguez, Messrs. Cohen and Maggin has been (and Messrs. Grosman and Solomon had been) determined by the Board to be independent for purposes of audit committee service under the New York Stock Exchange's listing standards. Mr. Maggin, the Chairman of the Committee, and Dr. Rodriguez have each been determined by the Board to be an "audit committee financial expert", as defined in Item 401 of Regulation S-K under the Exchange Act, and "independent", as contemplated in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

        Our Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available without charge on our website (www.pvh.com) or by requesting a copy from the Secretary of the Company at the address listed on the last page of this proxy statement. Pursuant to its charter, the Committee is charged with providing assistance to the Board of Directors in fulfilling the Board's oversight functions relating to the quality and integrity of our financial reports, monitoring our financial reporting process and internal audit function, monitoring the outside auditing firm's qualifications, independence and performance and performing such other activities consistent with its charter and our By-laws, as the Committee or the Board deems appropriate. The Committee will also have such additional functions as are required by the New York Stock Exchange, the SEC and federal securities law. The Committee is directly responsible for the appointment, compensation and oversight of the work of the outside auditing firm.

        The Audit Committee held 10 meetings during the fiscal year ended January 29, 2006.

  Compensation Committee

        The Compensation Committee is currently composed of Messrs. Grosman, Nasella and Näther. Messrs Nasella and Näther were appointed to the Committee on the date of the 2005 Annual Meeting of Stockholders. Mr. Näther was appointed to replace Mr. Landau as the Series B Director on the Committee. The Board of Directors has adopted a written charter for the Compensation Committee, which is available without charge on our website (www.pvh.com) or by requesting a copy from the Secretary of the Company at the address listed on the last page of this proxy statement. The charter provides for the Committee to be composed of three or more directors (two or more until the date of the 2006 Annual Meeting). All Committee members must be independent under the rules of the New York Stock Exchange, must qualify as "outside" directors under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as "non-employee" directors under Rule 16b-3 under the Exchange Act. The Board has determined that all current members satisfy such requirements. The Committee, is charged with discharging the Board of Director's responsibilities relating to the compensation of our Chief Executive Officer and all of our other "executive officers" as defined under New York Stock Exchange rules and covers both "executive officers" and "officers" under the Exchange Act. The Committee also has overall responsibility for approving or recommending to the Board approval of and/or evaluating all of our compensation plans, policies and programs and is responsible for producing the annual report on executive compensation required to be included in the proxy statement for each annual meeting of stockholders.

        The Compensation Committee held four meetings during the fiscal year ended January 29, 2006.

  Nominating & Governance Committee

        The Nominating & Governance Committee currently consists of Messrs. Fuller, Grosman and Näther. Messrs. Fuller and Näther were appointed to the Committee on the date of the 2005 Annual Meeting of Stockholders. Mr. Näther was appointed to replace Mr. Landau as the Series B Director on the Committee. The Board of Directors has adopted a written charter for the Committee, which is available without charge on our website (www.pvh.com) or by requesting a copy from the Secretary of the Company at the address listed on the last page of this proxy statement. The charter provides for the Committee to be composed of three or more directors (two or more until the date of the 2006 annual meeting), all of whom must meet the independence requirement under the rules of the New York Stock Exchange. Our Board has determined that all current members satisfy such requirement.

        Pursuant to the charter, the Nominating & Governance Committee is charged with (1) assisting the Board of Directors by identifying individuals qualified to become Board members and recommending to the Board director nominees for the next annual meeting of stockholders (other than the designees of the Series B Preferred Stockholders), (2) recommending to the Board Corporate Governance Guidelines applicable to us, (3) overseeing the annual evaluation of the Board and management and (4) recommending to the Board director nominees for each committee.

        The Nominating & Governance Committee will consider for election to the Board of Directors a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

        The Nominating & Governance Committee seeks and evaluates individuals qualified to become Board members for recommendation to the Board when and as appropriate. In evaluating potential candidates, and the need for new directors, the Committee may consider such factors, including, without limitation, professional experience and business, charitable or educational background, performance, age, service on other boards of directors and years of service on our Board, as the members deem appropriate.

        In 2004, we paid fees to Egon Zehnder International Inc., an executive search firm, to assist the Committee in identifying potential candidates to fill vacancies on the Board. Egon Zehnder has some continuing obligations under the relevant agreement.

        The Nominating & Governance Committee held three meetings during the fiscal year ended January 29, 2006.

Other Corporate Governance Policies

  Corporate Governance Guidelines

        Our Board of Directors has adopted Corporate Governance Guidelines applicable to us. The Nominating & Governance Committee reviews the Guidelines annually to determine whether to recommend changes to the Board to reflect new laws, rules and regulations and developing governance practices. The Guidelines address several key areas of corporate governance, including director qualifications and responsibilities, Board committees and their charters, director independence, director access to management, director compensation, director orientation and education, evaluation of the Chief Executive Officer, management development and succession planning and annual performance evaluations for the Board. The Guidelines are available on the Company's website at www.pvh.com. Stockholders may also contact the Secretary of the Company at the address listed on the last page of this proxy statement to obtain a copy of the Guidelines without charge.

  Code of Business Conduct and Ethics

        The Company has a Code of Business Conduct and Ethics for its directors, officers and employees. The Code is posted on our website, www.pvh.com. Stockholders may also contact the Secretary of the Company at the address listed on the last page of this proxy statement to obtain a copy of the Code without charge.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based upon our review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from our executive officers and directors, all filing requirements of Section 16(a) of the Exchange Act were complied with during the fiscal year ended January 29, 2006, except that one transaction that should have been reported on a Form 4 filed by Allen Sirkin, our President and Chief Operating Officer, was inadvertently omitted from the filing. The filing was amended one day later upon discovery of the omission. The original filing accurately reflected Mr. Sirkin's ownership, notwithstanding the omission of the one transaction.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table summarizes all plan and non-plan compensation awarded to, earned by or paid to the officers referred to as our "Named Executive Officers", for services rendered in all capacities to us and our for each of our last three fiscal years, ended January 29, 2006, January 30, 2005 and February 1, 2004 (fiscal 2005, 2004 and 2003, respectively). Our Named Executive Officers are the following people:

  •
  Emanuel Chirico, our Chief Executive Officer. From February 1, 2005 until June 14, 2005, as well as all of fiscal 2003 and 2004, Mr. Chirico was our Executive Vice President and Chief Financial Officer. From June 14, 2005 through the end of fiscal 2005, Mr. Chirico was our President and Chief Operating Officer.

  •
  Francis K. Duane, our Vice Chairman, Wholesale. Mr. Duane was our Vice Chairman, Sportswear for all of fiscal 2005, as well as fiscal 2003 and 2004.

  •
  Bruce J. Klatsky, Chairman of our Board of Directors. From February 1, 2005 until June 14, 2005, as well as all of fiscal 2003 and 2004, Mr. Klatsky was our Chief Executive Officer. Mr. Klatsky relinquished the title and responsibilities of Chief Executive Officer on June 14, 2005 and retired as an employee on December 30, 2005.

  •
  Michael Shaffer, Executive Vice President and Chief Financial Officer. Mr. Shaffer was named Executive Vice President, Finance on March 3, 2005, having previously served in various positions in our retail and finance areas.

  •
  Mr. Sirkin, our President and Chief Operating Officer. Mr. Sirkin was our Vice Chairman, Dress Shirts for all of fiscal 2005, as well as fiscal 2003 and 2004.

  •
  Mark Weber, who served as our Chief Executive Officer from June 14, 2005 until February 27, 2006. For the balance of fiscal 2005, as well as all of fiscal 2003 and 2004, he had been our President and Chief Operating Officer.

  •
  Michael Zaccaro, our Vice Chairman, Retail, a position he served in for each of the three fiscal years reported.

        Messrs. Klatsky and Weber were the persons who served as our principal executive officer during fiscal 2005. Messrs. Chirico, Duane, Sirkin and Zaccaro were our four most highly compensated executive officers, other than our chief executive officers, during fiscal 2005. Mr. Shaffer is our principal financial officer.

Long-Term Compensation
Annual Compensation
Payouts LTIP Payouts ($)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Awards Options (#)		All Other Compensation(2) ($)
Emanuel Chirico Chief Executive Officer, Phillips-Van Heusen Corporation	2005 2004 2003	862,500 800,000 800,000	1,440,000 1,080,000 800,7442	240,000 120,000 40,000	1,350,000 810,240 792,358	84,237 71,768 72,678
Francis K. Duane Vice Chairman, Wholesale Phillips-Van Heusen Corporation	2005 2004 2003	733,333 700,000 700,000	900,000 840,000 596,260	90,000 60,000 30,000	— — —	58,855 50,543 17,905
Bruce J. Klatsky Chairman and Former CEO, Phillips-Van Heusen Corporation	2005 2004 2003	1,200,000 1,200,000 1,200,000	2,520,000 2,270,040 1,847,561	— 1,750,000 150,000	3,000,000 1,887,360 1,925,680	172,377 131,651 141,434
Michael Shaffer Executive Vice President and CFO, Phillips-Van Heusen Corporation	2005	370,833	450,000	40,000	—	30,580
Allen E. Sirkin President and COO, Phillips-Van Heusen Corporation	2005 2004 2003	783,333 750,000 750,000	960,000 900,000 750,000	90,000 60,000 30,000	— — —	62,155 56,655 56,655

Long-Term Compensation
Annual Compensation
Payouts LTIP Payouts ($)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Awards Options (#)		All Other Compensation(2) ($)
Mark Weber Former Chief Executive Officer, Phillips-Van Heusen Corporation	2005 2004 2003	1,062,500 1,000,000 1,000,000	1,925,000 1,350,000 1,098,316	300,000 150,000 75,000	1,650,000 1,012,800 990,448	162,877 117,020 155,934
Michael Zaccaro Vice Chairman, Retail, Phillips-Van Heusen Corporation	2005 2004 2003	647,917 616,667 600,000	780,000 423,583 —	30,000 30,000 30,000	— — —	43,799 30,155 29,655

(1)
All bonuses reported were paid under one of our stockholder-approved Performance Incentive Bonus Plans, except that amounts reported for (a) 2003 for Messrs. Chirico, Klatsky and Weber include a special bonus based on, and in recognition of, the gain on our sale in June 2003 of a minority interest in Gant Company AB and (b) 2005 for Messrs. Sirkin and Shaffer include discretionary bonuses. Bonuses are reported for the year to which they relate, regardless of when paid.

(2)
All Other Compensation includes payments or contributions required by the AIPs and Supplemental Savings Plan, Executive Medical Reimbursement Insurance Plan and Educational Benefits Plan.

Under the AIPs, each employee, including the Named Executive Officers, eligible to participate may authorize his or her employer to withhold a specified percentage of his or her compensation, up to 7% in the case of certain management and highly compensated employees, including the Named Executive Officers, and otherwise up to 25% (subject to certain limitations). Under the Supplemental Savings Plan applicable to certain management and highly compensated employees, each employee, including the Named Executive Officers, eligible to participate may currently authorize his or her employer to withhold a specified percentage of his or her compensation, up to 15%, including deductions for contributions to the AIPs. The Company or its subsidiaries currently contribute an amount equal to 100% of the first 2% of total compensation contributed by an employee and an amount equal to 25% of the next 4% of total compensation contributed by such employee. A participant's interest in the amounts arising out of employer contributions currently vest ratably over the first five years of employment (regardless of when participation commences), or, if earlier, at age 65 or upon disability or death. In fiscal 2005, 2004 and 2003, respectively, the Company made contributions which are reflected under this column in the amounts of $82,582, $60,113 and $61,023 for Mr. Chirico; $47,200, $38,888 and $6,250 for Mr. Duane; $160,722, $119,996 and $129,779 for Mr. Klatsky; $18,925 for Mr. Shaffer (fiscal 2005 only); $50,500, $45,000 and $45,000 for Mr. Sirkin; $102,530, $75,142 and $81,310 for Mr. Weber; and $32,144, $18,500 and $18,000 for Mr. Zaccaro.

Our Executive Medical Reimbursement Insurance Plan covers eligible employees for most medical charges not covered by the basic medical plan up to a specified annual maximum. We incurred $11,655 during each of fiscal 2005, 2004 and 2003, as annual premiums for coverage for each of the Named Executive Officers, which amounts are reflected under this column.

Under our Educational Benefits Plan, children of eligible employees received reimbursement of tuition and room and board charges while attending an accredited college or vocational school. The plan was terminated in 1986, except with respect to children who were then covered by the plan. For fiscal 2005, 2004 and 2003, respectively, the benefits received by the Named Executive Officers, which are reflected under this column, were in the amounts of $48,692, $30,223 and $62,969 for Mr. Weber.

We do not provide significant amounts of perquisites to our executive officers. Perquisites received from time to time have included clothing allowances, gym and club memberships, premium credit cards and spousal travel in conjunction with business meetings. These amounts are not included in the table as they do not approach the threshold for disclosure.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information with respect to grants of stock options to purchase Common Stock awarded to the Named Executive Officers during the fiscal year ended January 29, 2006, other than Mr. Klatsky, who did not receive any grants of options. All such grants were made pursuant to our 2003 Stock Option Plan.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted(1) (#)	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/sh)	Expiration Date	5% ($)	10% ($)
Emanuel Chirico	120,000 120,000	6.94 6.94	28.13 35.63	3/02/15 1/16/16	5,293,200 6,759,600	8,413,200 10,747,200
Francis K. Duane	45,000 45,000	2.60 2.60	25.88 35.63	5/01/15 1/16/16	1,820,250 2,534,850	2,892,150 4,030,200
Michael Shaffer	20,000 20,000	1.16 1.16	25.88 35.63	5/01/15 1/16/16	809,000 1,126,600	1,285,400 1,791,200
Allen E. Sirkin	45,000 45,000	2.60 2.60	25.88 35.63	5/01/15 1/16/16	1,820,250 2,534,850	2,892,150 4,030,200
Mark Weber	150,000 150,000	8.67 8.67	28.13 35.63	3/02/15 1/16/16	6,616,500 8,449,500	10,516,500 13,434,000
Michael Zaccaro	30,000 30,000	1.73 1.73	25.88 35.63	5/01/15 1/16/16	1,213,500 1,689,900	1,928,100 2,686,800

(1)
One-quarter of the options granted become exercisable on each of the first through fourth anniversaries of the grant date.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

        The following table sets forth information with respect to option exercises by the Named Executive Officers during the fiscal year 2005 and the value at January 29, 2006 of unexercised stock options held by the Named Executive Officers.

			Number of Unexercised Options at Fiscal Year-End
				Value of Unexercised Options In-The-Money at Fiscal Year-End(1) Exercisable/Unexercisable ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/Unexercisable (#)
Emanuel Chirico	257,500	5,648,287	30,000/360,000	512,700/3,109,500
Francis K. Duane	128,777	2,408,000	15,390/157,500	355,643/1,686,150
Bruce J. Klatsky	1,456,950	13,566,032	112,500/ 0	2,552,250/ 0
Michael Shaffer	32,287	627,836	0/ 55,000	0/ 486,850
Allen E. Sirkin	212,500	4,483,025	30,000/157,500	597,000/1,581,150
Mark Weber	468,750	9,421,809	0/468,750	0/4,307,250
Michael Zaccaro	30,000	481,225	95,000/105,000	2,053,962/1,168,550

(1)
Fair market value at fiscal year end of securities underlying the options minus the exercise price of the options.

LONG-TERM INCENTIVE PLANS—
AWARDS IN LAST FISCAL YEAR

        The following table sets forth information with respect to the awards made to the Named Executive Officers under the Long-Term Incentive Plan adopted by our stockholders at the 2005 Annual Meeting of Stockholders during fiscal 2005.

		Estimated Future Payouts Under Non-Stock Price-Based Plans(1)
Name	Performance or Other Period Until Maturation of Payout	Threshold ($)	Plan ($)	Maximum ($)
Emanuel Chirico	1/31/05–2/3/08	450,000	720,000	1,440,000
Mark Weber(2)	1/31/05–2/3/08	500,000	900,000	1,750,000

(1)
Based on base salaries as of January 29, 2006. Actual payouts are based on the base salary in effect on the last day of the performance cycle.

(2)
Under the terms of the plan, Mr. Weber is entitled to a pro rata payout if a target is achieved.

        Awards were made to Messrs. Chirico and Weber under our 2005 Long-Term Incentive Plan during fiscal 2005. The payout (which is made in cash) of such awards requires the Company to achieve both earnings growth and improvement in return on equity, as determined by the Compensation Committee, based upon the Company's audited financial statements (excluding special items (both gains and expenses)) over the three-year performance cycle. Payouts, if earned, are based on a percentage of a participant's base salary in effect on the last day of the performance cycle. The range for the awards made in fiscal 2005 is 50% to 160% of base salary for Mr. Chirico and 50% to 175% of base salary to Mr. Weber. If the level of achievement falls between two of the targets, the award will be based on a percentage of the participant's base salary that is on a straight-line interpolation between the percentages for the two targets. No payouts will be made if the threshold targets are not satisfied.

        If a participant dies or a change in control (as defined in the Long-Term Incentive Plan document) occurs during a performance cycle the participant or his or her estate will receive the target level bonus for such cycle, pro rated to reflect the portion of the cycle worked by the participant, within 30 days of the triggering event. If a participant becomes disabled or retires during a performance cycle, the participant or his or her estate will receive the bonus, if any, that would have otherwise been payable to the participant for such cycle, pro rated to reflect the portion of the cycle worked by the participant. If a participant has "good reason" protection under his or her employment agreement that permits him or her to terminate employment under circumstances tantamount to a constructive termination without cause (and receive the same treatment as if he or she was terminated without cause) and the participant terminates for good reason after the end of a performance cycle, the Compensation Committee has the discretion to make an award under the Plan. In all other cases, a participant must be employed by the Company on the payment date therefor or must have died, become disabled, retired under the Company's retirement plan or have been discharged without cause subsequent to the end of the performance cycle but prior to the date the award is paid in order to remain eligible to receive an award.

PENSION PLAN TABLE

        The following table sets forth the aggregate estimated annual benefits payable, upon retirement at age 65, to employees under the combination of the pension plan for salaried employees and a supplemental defined benefit plan applicable to certain management and highly compensated employees (including the Named Executive Officers), in various compensation and years-of-service classifications, assuming that the Social Security maximum limit does not change from its present level of $94,200.

	Annual Benefits for Years of Service Indicated Payable as a Life Annuity at Age 65
Career Average Salary
	15	20	25	30	35
$200,000	37,590	49,446	61,116	72,648	84,138
$400,000	82,590	109,446	136,116	162,648	189,138
$600,000	127,590	169,446	211,116	252,648	294,138
$800,000	172,590	229,446	286,116	342,648	399,138
$1,000,000	217,590	289,446	361,116	432,648	504,138
$1,200,000	262,590	349,446	436,116	522,648	609,138
$1,400,000	307,590	409,446	511,116	612,648	714,138
$1,600,000	352,590	469,446	586,116	702,648	819,138
$1,800,000	397,590	529,446	661,116	792,648	924,138
$2,000,000	442,590	589,446	736,116	882,648	1,029,138
$2,200,000	487,590	649,446	811,116	972,648	1,134,138
$2,400,000	532,590	709,446	886,116	1,062,648	1,239,138
$2,600,000	577,590	769,446	961,116	1,152,648	1,344,138
$2,800,000	622,590	829,446	1,036,116	1,242,648	1,449,138
$3,000,000	667,590	889,446	1,111,116	1,332,648	1,554,138
$3,200,000	712,590	949,446	1,186,116	1,422,648	1,659,138
$3,400,000	757,590	1,009,446	1,261,116	1,512,648	1,764,138
$3,600,000	802,590	1,069,446	1,336,116	1,602,648	1,869,138
$3,800,000	847,590	1,129,446	1,411,116	1,692,648	1,974,138
$4,000,000	892,590	1,189,446	1,486,116	1,782,648	2,079,138

        The benefits under our pension plans are generally based on a participant's career average compensation (except that pre-2000 benefits for current salaried employees are based on pre-2000 last five-years average compensation, unless the participant's career average compensation is greater than the last five-years average). Absent any election by a participant of an optional form of benefit, benefits under the pension plans become payable at the time of retirement, normally at age 65. Such benefits under the qualified pension plans for salaried employees are payable monthly for the life of the participant and, in most cases, for the life of such participant's surviving spouse, and benefits under the supplemental defined benefit plan are generally payable in a lump sum. Notwithstanding the method of payment of benefits under the pension plans, the amounts shown in the above table are shown in the actuarial equivalent amount of a life annuity. The benefits listed above are not subject to any deduction for Social Security or other offset amounts.

        The credited years of service under the pension plans, as of January 29, 2006, for each of the Named Executive Officers is set forth in the following table.

Name	Credited Years of Service
Emanuel Chirico	11
Francis K. Duane	7
Bruce J. Klatsky	33
Michael Shaffer	15
Allen E. Sirkin	19
Mark Weber	33
Michael Zaccaro	8

COMPENSATION OF DIRECTORS

        Each director of the Company who is not an employee of the Company or any of its subsidiaries, other than a Series B Director, receives a fee of $30,000 for his or her services as a director of the Company, $2,000 for each Board of Directors' meeting attended in person (plus expenses), and $1,000 for each telephonic meeting and meeting attended telephonically. In addition, each director who is a member of the Audit Committee, other than a Series B Director, receives an additional fee of $5,000 for each committee meeting attended in person (plus expenses) and $2,500 for each telephonic meeting and meeting attended telephonically. Each director who is a member of the Compensation Committee or the Nominating & Governance Committee, other than a Series B Director, receives an additional fee of $2,000 for each committee meeting attended in person (plus expenses) and $1,000 for each telephonic meeting and meeting attended telephonically. The Chairman of the Audit Committee, other than if a Series B Director, also receives an additional retainer of $10,000. The Chairman of the Compensation Committee and the Nominating & Governance Committee, other than if a Series B Director, also receive an additional retainer of $5,000. Currently, pursuant to the Company's stock option plans, each outside director is entitled to receive, on an annual basis, in the aggregate, non-qualified options to purchase 10,000 shares of Common Stock at the fair market value on the date of grant for his or her services as a director. The Series B Directors do not receive option grants. Outside directors do not receive any benefits or perquisites, other than discounts to the Company's retail stores available to all employees and benefits received by Mr. Klatsky as a retired employee of the Company. Mr. Klatsky retired on December 30, 2005.

        The total compensation, and component fees, paid during fiscal 2005 to the persons serving as our outside directors as of the end of fiscal 2005, other than our Series B Directors, is as follows:

Director	Total Fees ($)	Annual Board Fee ($)	Chairman Retainer ($)	Meeting Fees ($)	Options (#)
Edward H. Cohen	69,000	30,000	—	39,000	10,000
Joseph B. Fuller	49,500	30,000	2,500	17,000	10,000
Joel H. Goldberg	42,500	30,000	—	12,500	10,000
Marc Grosman	49,500	30,000	—	19,500	10,000
Harry N.S. Lee	42,500	30,000	—	12,500	10,000
Bruce Maggin	79,000	30,000	7,500	41,500	10,000
Henry Nasella	28,500	15,000	2,500	11,000	10,000
Rita M. Rodriguez	43,500	15,000	—	28,500	10,000

        The law firm of Katten Muchin Rosenman LLP, of which Mr. Cohen is counsel, provided services to the Company during fiscal 2005. We expect to continue to engage such firm during the current fiscal year. Mr. Cohen, who is retired from the full-time practice of law, does not share in the fees that we pay to such law firm and his compensation is not based on such fees.

        Dr. Goldberg, Career Consultants, Inc. and S.K. Associates, Inc. were paid an aggregate of approximately $615,718 for management consulting and recruiting services they provided to the Company in fiscal 2005. Dr. Goldberg owns the two companies. We are continuing to utilize such services during the current fiscal year.

        We purchased approximately $7,269,311 of products and services from TAL Apparel Limited and certain related companies during fiscal 2005. Dr. Lee is a director of TAL Apparel Limited. We are continuing to purchase goods from such companies during the current fiscal year.

        We engaged Monitor Company in fiscal to conduct various marketing and research projects. The fee and costs for this engagement was approximately $161,420. Mr. Fuller is the President and Chief Executive Officer of Monitor Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

Current and Former Chief Executive Officers

  Emanuel Chirico

        We entered into an employment agreement with Mr. Chirico, our Chief Executive Officer, on March 3, 2005 that became effective on June 14, 2005, the date on which he became our President and Chief Operating Officer. (Prior to June 14, 2005 he had been our Executive Vice President and Chief Financial Officer. He became our Chief Executive Officer on February 27, 2006.) The agreement with Mr. Chirico provides for annual review of his salary and permits upward adjustments of salary. In addition, the agreement outlines Mr. Chirico's rights to severance upon termination of employment. Generally, he is entitled to severance only if his employment is terminated by the Company without "cause" or if he terminates his employment for "good reason" (each as defined in the agreement). In the event of a termination of employment without cause or for good reason (other than during the two-year period after a change in control), Mr. Chirico is entitled to two times his average annual cash compensation (i.e., base salary and bonus) over the Company's last two completed fiscal years. All such payments are payable in accordance with our payroll schedule in 48 substantially equal installments. The agreement provides that during the period severance is paid for a termination without cause or for good reason (other than during the two-year period after a change in control), certain welfare benefits are continued for Mr. Chirico (and his family, to the extent participating prior to termination for employment), subject to cessation if he obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). Mr. Chirico is required to pay the active employee rate, if any, for such welfare benefits during the period severance is paid. Mr. Chirico also is entitled to severance upon the termination of his employment by the Company without cause, or by him for good reason, within two years after a change in control of the Company (as defined in the agreements). In either such case, he will receive a lump sum payment in an amount equal to three times the average annual total cash compensation (i.e., base salary, bonus and LTIP) paid to or accrued for him during the two fiscal years preceding the date of termination. In addition, if any payments, entitlements or benefits received by Mr. Chirico under his agreement or otherwise are subject to the excise tax on excess parachute payments, he is entitled to an additional payment to restore him to the after-tax position that he would have been in if the excise tax had not been imposed. Mr. Chirico also receives comparable medical, dental, life and disability insurance coverage for himself and his family for the three years after termination. The agreement also includes certain restrictive covenants in favor of the Company, including provisions regarding the use of confidential information, non-competition, non-interference with business relationships and non-solicitation of employees. Mr. Chirico's employment agreement also provides for the amendment of his agreement under our capital accumulation program to increase his benefit by $500,000 to $2.0 million. The program is described below.

  Bruce Klatsky

        On April 12, 2004, we entered into an Employment Agreement with Mr. Klatsky that provided for the continuation of his employment as Chairman and Chief Executive Officer for a period of six years. On March 3, 2005, the Company and Mr. Klatsky entered into an amendment to the Employment Agreement which provided for him to relinquish the title and responsibilities of Chief Executive Officer effective on the date of the 2005 Annual Meeting of Stockholders and to retire as of the end of fiscal 2005. In addition, pursuant to the amendment, Mr. Klatsky was nominated for re-election as a director and appointed as Chairman until the 2006 Annual Meeting of Stockholders upon his re-election. On December 16, 2005, the Company and Mr. Klatsky entered into a further amendment to Mr. Klatsky's employment agreement that provided for (a) his retirement to be effective December 30, 2005, (b) his receipt of his full base salary that he would have received if he had remained employed through January 29, 2006 and (c) an amendment to our Supplemental Defined Benefit Plan to provide Mr. Klatsky with an additional benefit based on the difference between the value of the benefits he would have received under our qualified pension plan and the Supplemental Defined Benefit Plan on December 30, 2005 and the present value of those benefits as of December 30, 2005 if he had retired on January 29, 2006. Mr. Klatsky's retirement has effectively terminated his employment agreement, subject to certain post-retirement rights and obligations, including the following:

  •
  Mr. Klatsky has agreed to certain restrictive covenants governing competitive and other activities after employment, including a confidentiality provision, a provision prohibiting Mr. Klatsky from competing against the Company (other than after a change in control) and soliciting its customers and employees and a mutual non-disparagement clause; and

  •
  Mr. Klatsky and his wife are each entitled to continuation of their medical and dental benefits until each reaches age 65.

  Mark Weber

        We entered into an employment agreement with Mark Weber on March 3, 2005, which went into effect on June 14, 2005, the date on which he became our Chief Executive Officer. Mr. Weber's employment with the Company terminated on February 27, 2006. The termination of Mr. Weber's employment effectively terminated his employment agreement, subject to certain post-termination rights and obligations, including Mr. Weber's right to severance pay and his obligations pursuant to certain restrictive covenants, some of which were amended in connection with his termination. Under his employment agreement, Mr. Weber is entitled to severance in an amount equal to three times his average cash compensation (i.e., base salary and bonus) for our 2004 and 2005 fiscal years. This severance is payable in accordance with our payroll schedule in substantially equal semi-monthly installments, except that no amounts deemed to be deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended, will be paid to Mr. Weber prior to September 1, 2006, so as to avoid the additional tax that would be imposed on Mr. Weber under Code Section 409A if such payments were made prior to such date. All such amounts that would have otherwise been paid prior to September 1, 2006 will be paid on September 1, 2006, and we will pay interest on all such amounts that would have otherwise been paid prior to September 1, 2006 at the 10-year T-bill rate as of January 2, 2006. The agreement also provides that during the period Mr. Weber's severance is paid and until he attains age 65, certain welfare benefits are continued for him (and members of his family, to the extent they were participating prior to termination for employment), but subject to cessation if Mr. Weber obtains replacement coverage from another employer (although there is no duty to seek employment or to mitigate). Mr. Weber is required to pay the active employee rate for such welfare benefits. In addition, all unvested outstanding stock options granted to Mr. Weber pursuant to any of our stock option plans vested immediately and he has until the earlier of (x) three years from the termination date and (y) the scheduled expiration date of each option to exercise the outstanding stock options, other than options granted under our 1987 Stock Option Plan, which were only exercisable up to 30 days after Mr. Weber's last day of employment. The agreement also includes certain restrictive covenants in favor of the Company, including provisions prohibiting the use of confidential information and three-year solicitation of employees by Mr. Weber.

Senior Executive Group

        We have employment agreements with 23 of our senior executives, including Messrs. Duane, Shaffer, Sirkin and Zaccaro. These agreements outline the compensation and benefits to be paid to these executives during their employment and permit us to both raise and lower salaries. In addition, the agreements outline the executives' rights to severance upon termination of employment. Generally, the executives are entitled to severance only if employment is terminated by us without cause (as defined in the agreements), in which case the severed officer is entitled to the greater of two weeks pay for each year of employment with us and one year's base salary. The executives are also only required to pay the active employee rate for medical and dental insurance during the period severance is paid. Additionally, the executives are entitled to severance upon the termination of their employment by us without cause (or by the executive for good reason) within two years after a change of control of the Company (as defined in the agreements). In either such case, the officer receives a lump sum payment in an amount equal to two times the average annual total cash compensation paid to or accrued for him or her during the two-year period preceding the date of termination. In addition, if any payments, entitlements or benefits received by an executive under his or her agreement are subject to the excise taxes on excess parachute payments, the executive is entitled to an additional payment to restore the executive to the after-tax position that he or she would have been in if the excise tax had not been imposed. The executive also receives comparable medical, dental and life insurance coverage for himself or herself and his or her family for a two-year period after termination. The agreements also include certain restrictive covenants in favor of the Company, including agreements regarding the use of confidential information, non-interference with business relationships, non-solicitation of employees and post-termination employment restrictions.

Other Arrangements

        Under our capital accumulation program, the participants are party to individual agreements under which participants remaining in the employ of the Company until established target dates earn specified dollar amounts. The agreements provide that if a participant's employment with the Company is terminated following a change in control of the Company (as defined in such agreements), the full undiscounted value of the future payments to be made to the participant thereunder become immediately payable in a lump sum. The benefits under the capital accumulation program agreements are forfeited upon a termination of a participant's employment for cause. Further, each participant's rights are subject to non-competition and non-disclosure restrictions that automatically terminate upon a change in control of the Company. Messrs. Weber, Chirico and Sirkin are each parties to an agreement with us under the capital accumulation program and the Board has agreed to enter into such an agreement with Mr. Duane.

        All options that were previously granted under any of our stock option plans and which have not expired or been otherwise cancelled become immediately exercisable in full upon a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During fiscal year 2005, the members of the Compensation Committee included from January 31, 2005 until June 14, 2005, Marc Grosman and David A. Landau, and from and after that date, Mr. Grosman, Henry Nasella and Christian Näther. Mr. Landau was, and Mr. Näther is, the Series B Director designee to the Committee. There were no interlocks or insider participations as defined in the proxy regulations of the SEC.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Purpose and Function

        The Compensation Committee is charged with discharging the Board's responsibilities relating to the compensation of the Chief Executive Officers and all of the Company's other "executive officers". "Executive officers" is defined by the New York Stock Exchange as all "officers" and "executive officers" under Rule 16a-1(f) of the Exchange Act. The Committee also has overall responsibility for approving or recommending to the Board approval of and/or evaluating all compensation plans, policies and programs of the Company and is responsible for producing the annual report on executive compensation required to be included in the Company's proxy statement for each annual meeting of stockholders.

        The Compensation Committee's membership is determined by the full Board. Pursuant to New York Stock Exchange rules and the Committee's charter, members must be independent. The Committee is currently composed of Messrs. Grosman, Nasella and Näther.

        As anticipated in, and permitted under, the Compensation Committee's charter, the Committee engages a compensation consultant to advise it on all matters related to the compensation of the Chief Executive Officer and the other executive officers and the Company's compensation plans. The same compensation consultant currently being used by the Committee has also consulted with the Nominating & Governance Committee on director compensation.

Compensation Objectives

        The Compensation Committee has structured the Company's executive officer compensation program primarily:

          (i)    to compensate its executive officers on an annual basis with a stable, secure cash salary at a sufficiently high level to retain and motivate these officers and to attract new executives when necessary;

          (ii)   to provide short-term incentives to executive officers to attain certain financial targets and to reward certain accomplishments or activities;

          (iii)  to link a portion of its executive officers' compensation to long-term increases in value created for the Company's stockholders by the efforts of these officers; and

          (iv)  to be consistent with the Company's high ethical standards.

To meet these goals, the Committee considers both objective and subjective factors in making compensation decisions for individuals and in establishing compensation plans, policies and programs. These factors include, but are not limited to, compensation practices of competitors, relative compensation within the executive group, individual, business unit and corporate performance, seniority, job responsibility, potential for advancement and the recommendations of the top executive officers, including the Chief Executive Officer.

Compensation Procedure and Philosophy

        Compensation for executive officers has both short-term and long-term components, as well as a benefits component. The short-term components are base salary and annual bonuses, principally under the Company's Performance Incentive Bonus Plan. The long-term components are stock options and, solely for Messrs. Chirico and Weber in fiscal 2005, the Company's Long-Term Incentive Plan. In establishing future executive officer compensation packages, the Compensation Committee may adopt additional long-term incentive and/or annual incentive plans to meet the needs of changing employment markets and economic, accounting and tax conditions. It is for this reason that the Committee adopted, and recommended the Board approve, the 2006 Stock Incentive Plan that is being submitted to a vote at the meeting. In addition to stock options, the proposed plan permits awards of other stock-based incentive and performance-based compensation that permits additional flexibility in the design of compensation packages.

        The Company's compensation program does not rely to any significant extent on pension and welfare benefits or perquisites. However, the Compensation Committee believes that the pension and welfare benefit plans are generally competitive. The benefits offered to executive officers serve a different purpose than do the other components of compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Benefits offered to executive officers are those that are offered to the general employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits. Perquisites are limited and generally consist of discounts in Company retail stores available to all employees and, in certain cases, clothing allowances, gym and club memberships, premium credit cards and spousal travel.

        The Compensation Committee reviews annually the Company's executive officer compensation program, as well as the compensation package of each covered executive. As part of this review, the Committee considers a study compiled by its compensation consultant of compensation packages for an industry peer group and, when appropriate, published compensation benchmark surveys. While the Committee has not in the past used tally sheets, it has quantified and considered severance, retirement payments and the like in considering compensation packages when appropriate. The Committee has instituted the use of tally sheets for the current year for the Named Executive Officers.

        The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team that has been largely responsible for the Company's success. In 2005, the Compensation Committee targeted the compensation levels of the top three executives, Messrs. Chirico, Klatsky and Weber, to approximate the competitive median if the Company achieves its budget plan, to exceed the median and approach the 75th percentile of competitive compensation levels if the plan is exceeded and to be below the competitive median if the budget plan is not attained, and generally follows a similar approach with respect to the other executive officers.

  Base Salaries

        Annual salaries are determined by evaluating the performance of the Company and of each individual executive officer, the performance of their division for operational executives, as well as the other general factors discussed above. In evaluating overall performance and results of particular operations of the Company, the Compensation Committee reviews the extent to which the Company or the particular operations achieved budgeted estimates for sales, gross and after-tax margins and earnings per share. Where appropriate, the Committee may also consider non-financial performance measures, including promotion, expansion of responsibilities, execution of special or difficult assignments and a demonstrated commitment to the welfare and dignity of the Company's employees. Finally, the Committee takes into account the relative salaries of the executive officers and determines what it believes are appropriate compensation level distinctions between and among the executive officers, including between the Company's Chief Executive Officer and the other executive officers. There is no specific relationship between achieving or failing to achieve the budgeted estimates or the Company's relative results and the annual salaries determined by the Committee for any of the executive officers. No specific weight is attributed to any of the factors considered by the Committee; the Committee considers all factors and makes a subjective determination, based upon the experience of its members, the information and analysis provided by its compensation consultant and the recommendations of the Company's top three executive officers, including the Chief Executive Officer.

  Short-Term Incentives

        Performance Incentive Bonus Plan.    Under the 2005 Performance Incentive Bonus Plan, the Company's senior executives, including the Named Executive Officers, can receive a bonus based on annual earnings targets for the Company as a whole, in the case of senior corporate executives, including the Chief Executive, Chief Operating and Chief Financial Officers or, in the case of the Vice Chairmen and the other senior divisional executives, annual earnings targets for their respective divisions. The purpose of the Plan is to provide cash compensation on an annual basis that is at-risk and contingent on the achievement of overall Company performance or divisional performance, as appropriate. The Compensation Committee established earnings targets for fiscal 2005 for the executive officers, excluding special items (including costs of the secondary offering completed in June 2005). The targets were based upon the budget reviewed and approved by the Board for fiscal 2005. The targets provided for the threshold earnings levels (below which no bonus would be paid), target earnings levels, and maximum earnings levels (above which no additional bonus is earned), and the percentage of base salary payable for the achievement of such targets (with achievement of levels between targets equal to a percentage of base salary that is on a straight-line interpolation between the two targets). In accordance with the provisions of the Plan, the amount of each Named Executive Officer's bonus payment for fiscal 2005 was determined by the end of the first quarter of the current fiscal year. Each of the Named Executive Officers earned bonuses at or near the maximum level for fiscal 2005. These bonuses were paid in the first quarter of the current fiscal year.

        Discretionary Bonuses.    The Compensation Committee has the authority to award annual bonuses to executive officers on a discretionary basis. The Committee typically awards discretionary bonuses for undertaking additional duties or accomplishing specific projects or achieving specific benefits for the Company, such as special efforts in connection with a transaction or the disposition on favorable terms of corporate assets. The Committee may also award discretionary bonuses based on other factors. Messrs. Sirkin and Shaffer each received a discretionary bonus with respect to fiscal 2005. The Committee has the authority to place restrictions, such as a vesting period, on any discretionary bonus it awards to an executive officer.

  Long-Term Incentives

        Stock Options.    The Company currently has in effect three stock option plans, the 1997 Stock Option Plan, the 2000 Stock Option Plan and the 2003 Stock Option Plan under which options to purchase Common Stock are granted. In addition, options to purchase Common Stock under the Company's 1987 Stock Option Plan are still outstanding. The Company's option plans are administered by the Compensation Committee. Stock options are designed to align the interests of grantees with those of the stockholders and their value is at-risk. The stock option grants made in fiscal 2005 to participants, including the executive officers, were made under the 2003 Plan. Generally options may not be exercised until the first anniversary of the date of grant and do not become fully exercisable until the fourth anniversary of the date of the grant. The stock options granted to the executive officers (and other grantees) generally remain exercisable during employment until the tenth anniversary of the date of grant. The terms of the grants made in 2005 were consistent with the annual grants made in recent years. The Committee believes that this approach provides an incentive to the executive to increase stockholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years. The Committee is reviewing the Company's continued use of stock options as a material component of its compensation structure for executive officers, as well as considering changes to its approach, in part due to the adoption by the Financial Accounting Standards Board of a rule requiring the expensing of options, which became effective for the Company at the beginning of the current fiscal year. For this reason, the Committee adopted and recommended the Board approve the 2006 Stock Incentive Plan that is being submitted to a vote at the meeting. The new plan would permit other types of stock-based awards, including restricted stock, restricted stock units, SARs and performance shares. The Committee currently expects that it will continue to make option grants, although the number of options granted and the types of options granted (incentive versus non-qualified) have changed and the Committee may consider other changes, such as limiting the number of optionees.

        The annual option grants for 2005 were made in May 2005 to approximately 325 of the key employees of the Company, including the Named Executive Officers, other than Mr. Klatsky. The annual grants for 2006 were made in January 2006 to approximately 322 of the key employees of the Company, including the Named Executive Officers, other than Mr. Klatsky. Each such individual received a fixed number of shares relative to his or her salary range and position within the Company. Options were granted to the executive officers in an amount such that the value of the award, when combined with base salaries, potential bonuses under the Performance Incentive Bonus Plan and, in the case of the top three executive officers, potential payouts under the Long-Term Incentive Plan, would generally provide for compensation consistent with the philosophy described above.

        Long-Term Incentive Plan.    The Long-Term Incentive Plan provides for the payment of cash awards upon the achievement of goals established by the Compensation Committee at the beginning of each performance cycle. In fiscal 2005, consistent with prior awards, the Committee established goals for Messrs. Chirico and Weber, the only participants in the plan for the fiscal 2005-2007 cycle, which require the Company to achieve both earnings growth and improvement in return on equity over the three-year performance cycle. The goals exclude special items. The targets provide for payouts at threshold, target and maximum percentages of base salary if the target is achieved (with achievement between targets being equal to a percentage of base salary that is on a straight-line interpolation between the two targets). The amount of a participant's payout, if any, is determined by the Committee, by the end of the first quarter of the fiscal year immediately following the end of the performance cycle. See "Executive Compensation—Long-Term Incentive Plans—Awards in Last Fiscal Year." Messrs. Chirico, Klatsky and Weber received payouts at the maximum levels in the current fiscal year with respect to the three-year performance cycle ended January 29, 2006.

  Chief Executive Officer Compensation

        Messrs. Klatsky and Weber served as our Chief Executive officers in fiscal 2005. The Compensation Committee made decisions about Mr. Klatsky's fiscal 2005 compensation after review with the full Board. The decisions included no increase in base salary or change in his bonus opportunity under the Performance Incentive Bonus Plan.

        Mr. Klatsky received for fiscal 2005 a compensation package (base salary and short- and long-term incentive compensation opportunities) that the Compensation Committee believes is reasonable and competitive and reflected both Mr. Klatsky's and the Company's performance, as well as his 33 year tenure with the Company, including 12 years as Chief Executive Officer and 11 years as Chairman. Prior to fiscal 2004, Mr. Klatsky had been receiving base salary, annual stock option grants and, in more recent years, annual bonus and long-term incentive plan opportunities. In April 2004, the Company entered into an employment agreement with Mr. Klatsky. In connection with entering into the agreement, and in consideration of a special option grant, Mr. Klatsky agreed to forego participation in any long-term compensation plan. As a result, Mr. Klatsky did not in fiscal 2004 or fiscal 2005 receive an annual grant of stock options. Additionally, he was not a participant in the performance cycles that began in fiscal 2004 and fiscal 2005 under the Company's then effective Long-Term Incentive Plan.

        Mr. Klatsky announced in early fiscal 2005 that he would relinquish the title and responsibilities of Chief Executive Officer on the date of the 2005 annual meeting and retire at the end of the year. In connection therewith, Mr. Weber was named to succeed Mr. Klatsky as Chief Executive Officer and the Company entered into a new employment agreement with Mr. Weber. The agreement provided for an increase of Mr. Weber's base salary from $1,100,000 to $1,200,000. In addition, his option grants and potential bonus and LTIP payout percentages were increased. The compensation package was reviewed with, and approved by, the full Board. The Committee believes the package was reasonable and competitive and reflected Mr. Weber's and the Company's performance, as well as his 33 year tenure with the Company, including having served as President and Chief Operating Officer since 1998.

  Federal Income Tax Deductibility of Executive Compensation

        Section 162(m) of the Code limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The deductibility limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers (as defined in the Exchange Act), is $1 million, subject to certain exceptions. The exceptions include the general exclusion of performance-based compensation from the calculation of an executive officer's compensation for purposes of determining whether his or her compensation exceeds the deductibility limit. Compensation paid or received under the Performance Incentive Bonus Plan, the Long-Term Incentive Plan and the Company's stock option plans is intended to satisfy the requirements for full deductibility. Nonetheless, the Compensation Committee recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible and has done so, such as with the base salaries that were paid to Messrs. Klatsky and Weber.

Stock Ownership

        To ensure that management's interests remain aligned with stockholders' interests, the Company encourages key executives to retain shares acquired pursuant to the exercise of stock options. In addition, employees of the Company, including the executive officers, may acquire Common Stock through the AIPs, subject to certain limitations on the amount an employee can contribute to or hold in the PVH Stock Fund. Many of the Company's executive officers have a significant portion of their AIP accounts invested in the PVH Stock Fund.

Compensation Committee
Henry Nasella, Chairman
Marc Grosman
Christian Näther

PERFORMANCE GRAPH

        The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Common Stock against the cumulative return of the Russell 2000 Index and the S&P Apparel, Accessories and Luxury Goods Index for the five fiscal years ended January 29, 2006.

Comparison of 5 Year Cumulative
Total Return

Value of $100.00 invested after five years:
Phillips-Van Heusen Corporation Common Stock	$265.28
Russell 2000 Index	$155.78
S&P Apparel, Accessories and Luxury Goods Index	$143.44

AUDIT COMMITTEE REPORT

        The Company's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the Company's financial statements and express an opinion on the financial statements based on their audit. The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors.

        As part of its oversight of the Company's financial statements and reporting process, the Audit Committee has met and held discussions with Company management, the Company's internal auditing staff and Ernst & Young LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

        In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors, the auditors' independence from the Company and its management. The Committee has also considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended January 29, 2006, as filed with the SEC. The Committee also has recommended, subject to stockholder approval, the selection of the Company's independent auditors.

        The members of the Audit Committee reviewed on a quarterly basis the Company's earnings releases and, as applicable, its quarterly reports on Form 10-Q, annual report on Form 10-K, and earnings guidance issued outside of quarterly earnings releases. In addition, the Committee met quarterly with Company management and the Company's independent auditors to discuss the earnings releases, as well as when needed in conjunction with earnings guidance issued other than in quarterly earnings releases.

Audit Committee

Bruce Maggin, Chairperson
Edward H. Cohen
Rita M. Rodriguez

PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AMEND THE
RIGHT OF THE HOLDERS OF OUR SERIES B CONVERTIBLE PREFERRED STOCK TO
ELECT, SEPARATELY AS A CLASS, UP TO THREE OF OUR DIRECTORS

        Our Certificate of Incorporation, as amended by the "Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of Phillips-Van Heusen Corporation" (which we refer to herein as the "Certificate of Designations") provides the holders of our Series B Preferred Stock with the right to elect up to three of our directors. This right is set forth in Section 9(d) of the Certificate of Designations.

        Our Board of Directors has adopted, subject to stockholder approval, a resolution providing for the amendment of Section 9(d) of the Certificate of Designations. The effect of the approval of this proposal would be that the right of our Series B Preferred Stockholders to elect any of our directors separately as a class would be immediately reduced to one and eliminated altogether upon the consummation of the acquisition of Tommy Hilfiger Corporation by affiliates of the Apax affiliates or any of their affiliates. Approval of the amendment requires the affirmative vote of the holders of a majority of the shares of the outstanding Common Stock and Series B Preferred Stock, each voting separately as a class.

        The text of the proposed amendment is set forth on Exhibit A hereto.

        The Board of Directors recommends a vote FOR the approval of the proposed amendment to our Certificate of Incorporation.

Background and Purpose

        The Series B Preferred Stock was sold in February 2003 to raise a portion of the purchase price for our acquisition of Calvin Klein, Inc. and certain related companies. Under the Certificate of Designations, the purchasers of the Series B Preferred Stock, which include the Apax affiliates, the current holders, and affiliates of theirs that have since converted their shares of Series B Preferred Stock into shares of our Common Stock and sold the Common Stock in a public offering, are entitled to elect, separately as a class, three of our directors, so long as they own at least 65% of the shares of Series B Preferred Stock sold; two of our directors when such ownership is more than 35% and less than 65% of the shares of Series B Preferred Stock sold; and one if such ownership is more than 10% but less than 35% of the shares of Series B Preferred Stock sold.

        In connection with the offering described in the preceding paragraph, the Apax affiliates agreed to reduce their right to elect directors separately as a class to two, regardless of whether or not their ownership decreased below 65% of the Series B Preferred Stock originally sold to them. Additionally, at the time of the offering, only one Series B Director was serving and the Apax affiliates agreed to reduce to one their right to elect directors separately as a class to one, regardless of whether or not their stock ownership exceeded 35% of the Series B Preferred Stock originally sold to them, if they did not elect a second director by December 31, 2005. The Apax affiliates did not so elect a second director. As such, the Apax affiliates have the right to elect only one director and, in connection with their agreement to reduce their right to elect directors, they also agreed to vote their shares in favor of an amendment to the Certificate of Designations to reflect their agreement.

        On or about December 23, 2005, affiliates of the Apax affiliates announced that they had reached an agreement to acquire Tommy Hilfiger Corporation, a competitor of ours. As a result of the inherent conflict of interest that would exist if the Apax affiliates owned and controlled a competitor, the Apax affiliates agreed to cause their remaining director to resign on or before the completion of the acquisition and to amend the Certificate of Designations to eliminate their right to elect any of our directors.

        For the foregoing reasons, the Board has proposed the amendment of the Certificate of Incorporation that provides for the amendment to Section 9(d) of the Certificate of Designations. Under the Delaware General Corporation Law, the holders of our Common Stock are required to vote on this amendment, voting separately as a class from the holders of the Series B Preferred Stock.

        Proxies received in response to this solicitation will be voted FOR the proposal to amend the Company's Certificate of Incorporation unless otherwise specified in a proxy.

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
THE AUTHORIZED SHARES OF OUR COMMON STOCK

        Our Certificate of Incorporation presently authorizes the issuance of 100,000,000 shares of Common Stock. As of April 19, 2006, 43,627,606 shares were outstanding, 5,257,554 shares were reserved for issuance upon the exercise of employee stock options, 11,566,119 shares were reserved for issuance upon the conversion of the outstanding shares of our Series B Preferred Stock and 320,000 shares were reserved for issuance upon the exercise of a warrant issued to Mr. Calvin Klein in connection with our 2003 acquisition of Calvin Klein, Inc. and certain related companies. Accordingly, there are currently only 26,483,933 shares that are unissued and not reserved for issuance.

        Our Board of Directors has determined that it is in the best interest of the Company and our stockholders to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 240,000,000 shares. The authorization of an additional 140,000,000 shares of Common Stock is necessary to furnish sufficient authorized shares to provide us with flexibility to issue or reserve additional shares of our Common Stock without the expense or delay of a special meeting of stockholders. Shares of Common Stock may be used for general purposes, including stock splits, stock dividends, acquisitions, financing activities (such as offerings of Common Stock or of equity or debt securities convertible into Common Stock), stock-based compensation plans, and other corporate purposes.

        The Board of Directors recommends a vote FOR the approval of the amendment to our Certificate of Incorporation.

        The unreserved and unissued shares of Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be in the best interests of the Company and our stockholders and, except as otherwise required by applicable law or the rules and regulations of the New York Stock Exchange, without further authority from the Company's stockholders. The authorization of the additional shares of Common Stock sought by this proposal would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. However, to the extent that the additional authorized shares of Common Stock are issued in the future, they may decrease existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to then-existing stockholders and may have a negative effect on the market price of the Common Stock. Under our Certificate of Incorporation, stockholders do not have preemptive rights with respect to the additional shares of Common Stock being authorized, which means that stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership of Common Stock.

        The authorized but unissued shares of Common Stock could be used in an attempt to prevent a change in control of the Company. For instance, such shares could be issued and sold to purchasers who support the Board in opposing a takeover bid or proxy contest which it might determine not to be in the best interests of the Company and our stockholders.

        We have no present plan, agreement or understanding with respect to the issuance of such additional authorized shares of Common Stock for any purpose.

        The text of the propose amendment to the Certificate of Incorporation is as follows:

        Part A of Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read:

        "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 240,150,000. 150,000 of said shares shall be of the par value of $100 each and shall be designated Preferred Stock and 240,000,000 of said shares shall be of the par value of $1 each and shall be designated Common Stock."

        Approval of the amendment requires the affirmative vote of the holders of a majority of the votes eligible to be voted at the meeting.

        Proxies received in response to this solicitation will be voted FOR the amendment unless otherwise specified in the proxy.

APPROVAL OF 2006 STOCK INCENTIVE PLAN

Introduction and Board Recommendation

        Our Board has approved, upon the recommendation of the Compensation Committee and subject to stockholder approval, our 2006 Stock Incentive Plan. Approval of the 2006 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the 2006 Annual Meeting of stockholders. If stockholders approve the 2006 Plan at the Annual Meeting, the 2006 Plan will become effective on April 27, 2006 and terminate on April 27, 2016. The 2006 Plan is intended to replace our existing 1997 Stock Option Plan, 2000 Stock Option Plan and 2003 Stock Option Plan as the principal source of the Company's equity compensation. If the 2006 Plan is approved, all of the existing option plans will terminate on the date of such approval, other than with respect to outstanding options under those plans. The outstanding options will continue to be governed by the applicable plan under which they were granted. Any shares of our Common Stock which are available under an existing plan for option grants, as well as any shares that become available because of cancellations and terminations of outstanding options without exercise (other than by reason of expiration), will be assigned to, and made available for issuance under, the 2006 Plan. The 2006 Plan permits the grant of the following types of incentive awards: (1) nonqualified stock options, (2) incentive stock options, (3) restricted stock, (4) restricted stock units ("RSUs"), (5) stock appreciation rights ("SARs"), (6) performance shares, and (7) other stock-based awards, each of which we refer to as an "Award".

        To address potential stockholder concerns, we intend to keep average annual Awards for the three fiscal year period ending fiscal 2008 below 3.26% of the shares of Common Stock outstanding. This "burn rate" will be calculated as (i) the number of shares subject to Awards granted in each fiscal year by the Committee of our Board administering the 2006 Plan and reported in our periodic reports filed with the SEC, divided by (ii) the reported fiscal year end basic shares of our Common Stock outstanding. Awards settled in cash will not be included in the calculation of burn rate. Additionally, the 2006 Plan does not permit the repricing of options or SARs without the approval of stockholders or the granting of discounted options or SARs, or options with reload features, and does not contain any "liberal share counting" provisions.

        The following summary of certain features of the 2006 Plan, as well as the definitions of each type of Award, is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached as Exhibit B to this proxy statement. Capitalized terms that are used in the following summary but not defined above or below have the same meanings as set forth in the glossary to the 2006 Plan, which is included at the end of Exhibit B.

Our Board recommends a vote FOR the adoption of the 2006 Plan.

Nature and Purpose of the 2006 Plan

        The purposes of the 2006 Plan are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, the Company and our present and future subsidiaries, to attract new individuals to enter into such employment or service, and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. Our Board believes that the 2006 Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out our long range plans and securing our continued growth and financial success.

Eligibility to Receive Awards

        The 2006 Plan provides that Awards may be granted to our employees, non-employee directors (other than Series B Directors or directors elected solely by holders of any other class of our securities, other than our Common Stock) and consultants, except that incentive stock options may be granted only to employees. The approximate number of persons eligible to participate in the 2006 Plan is 325.

Duration and Modification

        The 2006 Plan will terminate on April 26, 2016, or such earlier date as may be determined by our Board. Our Board may amend, suspend or terminate the 2006 Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with the New York Stock Exchange listing standards or applicable laws.

Administration

        The 2006 Plan is administered by the Compensation Committee or such other committee of our Board that our Board may designate from time to time. The Committee must consist of two or more members of our Board who are intended to be "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The members of the Committee are appointed annually by our Board. Subject to the provisions of the 2006 Plan, the Committee has the authority to: (1) select the persons to whom Awards are to be granted, (2) determine whether and to what extent Awards are to be granted, (3) determine the size and type of Awards, (4) approve forms of Award agreement for use under the 2006 Plan, (5) determine the terms and conditions applicable to Awards, (6) establish performance goals for any performance period and determine whether such goals were satisfied, (7) subject to certain limitations, amend any outstanding Award, (8) construe and interpret the 2006 Plan and any Award agreement and apply its provisions and (9) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2006 Plan. The Committee may delegate its authority, to the extent permitted by applicable law, including its authority to grant Awards to participants who are not "insiders" subject to Section 16 of the Exchange Act or whose compensation is, or is likely to become, subject to the provisions of Section 162(m) of the Code. All decisions, interpretations and other actions of the Committee are final and binding on all persons, including the Company, its subsidiaries, employees, directors, consultants and their estates and beneficiaries.

Securities Subject to the 2006 Plan

        The number of shares of Common Stock initially reserved for issuance under the 2006 Plan is 3,000,000, plus any shares available for issuance under the existing stock option plans, which as of the date of this proxy statement is approximately 915,000, as well as shares that become available due to the cancellation or termination (other than by reason of expiration) of any outstanding options under the existing plans. Shares will not be considered as having been issued under the 2006 Plan or the existing plans: (i) if they are deliverable under an Award granted under the 2006 Plan or an option granted under an existing plan that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of shares and (ii) if they are issued pursuant to Awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction. For purposes of determining the number of shares available for grant as incentive stock options, only shares that are subject to an Award, or an option under an existing plan, that expires or is canceled, forfeited or settled in cash will be treated as not having been issued under the 2006 Plan or the existing plans. Furthermore, shares tendered in payment of the exercise price of an Award, shares withheld by the Company to satisfy withholding obligations and shares covered by a SAR to the extent that it is exercised, will not be added back to the reserve of shares available for issuance under the 2006 Plan. The shares issued pursuant to Awards may be authorized but unissued shares or treasury shares.

        For purposes of calculating the usage of shares reserved under the 2006 Plan, a stock option and a SAR is counted as one share, a combination of a SAR and a stock option where the exercise of the stock option or SAR results in cancellation of the other, is counted as one share, and a grant of restricted stock, performance shares or other stock-based award is counted as three shares.

        The market value of a Share as of April 19, 2006 was $38.59.

Individual Limits

        The maximum aggregate number of shares with respect to which Awards may be granted in any calendar year to any one participant is 500,000.

Stock Options

        Under the 2006 Plan, the per share exercise price of any option cannot be less than the fair market value of our Common Stock on the date of grant.

        Each option granted under the 2006 Plan will be evidenced by an Award agreement that will specify the exercise price, the term of the option, the number of shares to which the option pertains, and such other terms and conditions as the Committee determines; provided, however, that all options will become fully vested upon a termination of employment due to the optionee's retirement, which is defined for all purposes in the 2006 Plan as a termination of employment at or after age 63 other than for cause. In no event will an option granted under the 2006 Plan be exercised more than ten years after the date of grant. Optionees will not have any rights to dividend equivalents.

        Payment for shares issued upon exercise of an option generally may be made in cash, by delivery of shares of Common Stock owned by the optionee, any other method permitted by the Committee, or a combination of any permitted payment method.

Stock Appreciation Rights

        Each SAR grant will be evidenced by an Award agreement that will specify the exercise price, the term of the SAR and such other terms and conditions as the Committee determines; provided, however, that all SARs will become fully vested upon a termination of employment due to the grantee's retirement. The grant price of SARs may not be less than 100% of the fair market value of our common stock on the date of grant. SARs granted under the 2006 Plan expire as determined by the Committee, but in no event later than 10 years from the date of grant. Grantees will not have any rights to dividend equivalents.

        Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of our Common Stock on the date of exercise over the grant price and (ii) the number of shares of our Common Stock for which the SAR is exercised. At the discretion of the Committee, payment to the holder of a SAR may be in cash, by delivery of shares of Common Stock owned by the grantee or in some combination thereof.

Restricted Stock and Restricted Stock Units

        Each restricted stock or RSU grant will be evidenced by an Award agreement that will specify the periods of restriction, the number of shares of restricted stock granted and such other terms and conditions as the Committee determines. The initial value of an RSU will equal the fair market value of our Common Stock on the date of grant.

        Except as otherwise provided in an Award agreement upon a termination of employment or a Change in Control or Subsidiary Disposition, an Award of restricted stock or RSUs will have a minimum period of restriction of three years which may, at the discretion of the Committee, lapse on a prorated, graded or cliff basis, as specified in the Award agreement.

        In the Committee's discretion, holders of restricted stock may receive cash dividends with respect to all shares held, and holders of RSUs may receive dividend equivalents, subject to the terms of the respective Award agreements. RSUs (and any dividend equivalents) may be settled in shares of Common Stock, cash or a combination thereof, in the Committee's discretion.

Performance Shares

        Each performance share grant will be evidenced by an Award agreement that will specify the applicable performance period(s) and performance measure(s), the number of performance shares granted and such other terms and conditions as the Committee determines.

        The initial value of performance shares will equal the fair market value of our Common Stock on the date of grant. The Committee in its discretion may pay earned performance shares in shares of Common Stock or in cash, or a combination thereof.

Other Stock-Based Awards

        The Committee has the right to grant other stock-based awards that may include, without limitation, grants of shares of Common Stock based on the attainment of performance goals, payment of shares of Common Stock as a bonus in lieu of cash based on performance goals, and the payment of shares of Common Stock in lieu of cash under our other incentive or bonus programs. The Committee will have the discretion to determine the vesting of any such Award, provided that, except as specified in an Award agreement upon a termination of employment or a Change in Control or Subsidiary Disposition, there will be a minimum vesting period of three years, which may in the Committee's discretion lapse on a prorated, graded or cliff basis (as specified in the Award agreement). An Award with a payment of shares in lieu of cash under any of our other incentive or bonus programs will not be subject to a minimum vesting period.

Performance-Based Awards

        The Committee may grant Awards which are intended to qualify as "performance-based compensation" for purposes of deductibility under Section 162(m) of the Internal Revenue Code. For any such Award, the Committee will establish the performance objectives to be used within 90 days after the commencement of the performance period, or, if less, 25% of the performance period applicable to such Award. The performance objectives to be used shall be selected from the following list of measures: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per Share, economic value created, market Share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, Share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to the performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Unless otherwise determined by the Committee, measurement of performance goals with respect to the performance measures above will exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or other filings with the SEC. Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code may be based on these or such other performance measures as the Committee may determine.

Non-Transferability of Awards

        An Award granted under the 2006 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient.

Adjustments Upon Changes in Capitalization

        In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the shares, such adjustment will be made in the number and kind of shares that may be delivered under the 2006 Plan, the individual Award limits, and, with respect to outstanding Awards, in the number and kind of shares subject to outstanding Awards, the exercise price, grant price or other price of shares subject to outstanding Awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of shares subject to any Award will always be rounded down to a whole number. Any such adjustment will be made by the Committee, whose determination will be conclusive.

Change in Control

        In the event of a Change in Control, except as otherwise provided in an Award agreement, any and all outstanding options and SARs will become immediately exercisable, any period of restriction or other restrictions imposed on restricted stock, RSUs or other stock-based awards will lapse and any and all performance shares, and other performance-based Awards will vest, on a pro rata monthly basis. The Committee, in its discretion, may provide that all outstanding options and SARs are terminated upon a Change in Control and provide cash settlement equal to the excess, if any, of the fair market value of our Common Stock immediately prior to the Change in Control over the option exercise price or SAR grant price, as applicable. The Committee also has the authority to provide for automatic full vesting and exercisability of Awards held by certain participants affected by a Subsidiary Disposition.

Federal Tax Aspects

        The following paragraphs are a summary of the material U.S. federal income tax consequences associated with Awards granted under the 2006 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant's death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. Furthermore, this summary does not address the new federal tax provisions of the recently enacted American Jobs Creation Act of 2004 and codified in Section 409A of the Internal Revenue Code. Although complete guidance regarding Section 409A of the Code has not been issued, to the extent applicable, it is intended that the 2006 Plan and any Awards granted thereunder will comply with the requirements of Section 409A of the Code. The new rules imposed by the Act will change the way certain types of deferred compensation are taxed. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

        In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an optionee or a deduction to us. However, for purposes of the alternative minimum tax, the spread on the exercise of an incentive stock option will be considered as part of the optionee's income.

        The sale of Shares received pursuant to the exercise of an incentive stock option which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to us. To receive incentive stock option treatment as to the Shares acquired upon exercise of an incentive stock option, an optionee must neither dispose of such Shares within two years after such incentive stock option is granted nor within one year after the exercise of such incentive stock option. In addition, an optionee generally must be our employee, or an employee of one of our subsidiaries at all times between the date of grant and the date three months before exercise of such incentive stock option. If an incentive stock option is exercised more than three months after the termination of an optionee's employment with us, the option will be treated as a nonqualified stock option.

        If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares of Common Stock acquired upon the exercise of an incentive stock option that is equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the option price or (b) the amount realized on the disposition minus the option price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. We generally will be entitled to a deduction equal to the amount of such ordinary income.

        If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his or her basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive stock option to exercise an option will be treated as a taxable disposition if the transferred shares are not held by the optionee for the requisite holding period.

Nonqualified Stock Options

        No income will be recognized by an optionee at the time a nonqualified stock option is granted. Ordinary income will be recognized by an optionee at the time a nonqualified stock option is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the option price. This ordinary (compensation) income will also constitute wages subject to withholding, and we will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

        We will generally be entitled to a deduction for Federal income tax purposes at such time and in the same amount that the optionee is required to include in his or her income upon the exercise of a nonqualified stock option.

        If an optionee makes payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized, will be excluded from his or her basis in the new shares received.

        Capital gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a nonqualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of any nonqualified stock option will be equal to the sum of the exercise price of such nonqualified stock option and the amount included in income with respect to such option.

        If an optionee transfers an option by gift, the optionee will recognize ordinary income at the time that the transferee exercises the option. We will be required to report the ordinary income recognized by the optionee, and to withhold income and employment taxes, and pay our share of employment taxes, with respect to such ordinary income. The optionee may also be subject to federal gift tax on the value of the transferred option at the time that the transfer of the option is considered completed for gift purposes. The Internal Revenue Service takes the position that the transfer is not complete until the option is fully vested.

Stock Appreciation Rights

        No taxable income is recognized when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of Common Stock received. Any additional gain or loss recognized upon later disposition of the shares is capital gain or loss, which may be long-term or short-term capital gain or loss depending on the holding period.

Restricted Stock, Restricted Stock Units, and Performance Shares

        A participant generally will not have taxable income upon grant of restricted stock, RSUs or performance shares. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

Other Stock-Based Awards

        A participant generally will recognize income upon receipt of the shares subject to Award (or, if later, at the time of vesting of such shares).

Tax Effect for the Company

        We generally will be entitled to a tax deduction in connection with an Award granted under the 2006 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the chief executive officer and to each of the next four most highly compensated executive officers. Under Section 162(m) of the Code, unless various conditions are met that enable compensation to qualify as "performance-based," the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the 2006 Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting us to receive a federal income tax deduction in connection with such Awards even to the extent that they exceed $1,000,000.

Benefits to be Received Upon Approval

        The benefits which a participant will receive in the event that the 2006 Stock Incentive Plan is approved by the stockholders or which would have been received had the Plan been in effect during fiscal 2005 cannot be determined because, other than stock options, the Plan provides for the grant of awards that are different from those historically made by the Company. However, if the Company were to continue awarding stock options only, then the following table sets forth for the current fiscal year, with respect to each of the Named Executive Officers who is continuing as an executive officer (other than Mr. Sirkin who received additional grants this year in lieu of grants for 2007 and 2008); all executive officers (other than Mr. Sirkin) as a group; all non-employee directors (other than our Series B Director) as a group; and all employees (other than executive officers) as a group, the number of shares of Common Stock subject to options granted, or to be granted in the case of the directors, under our existing stock option plans. Assuming the continuation of option grants as the only form of equity-based compensation, we would expect comparable grants to be made in future years to the individuals and groups identified if the Plan is approved.

Name and Position	Options Granted
Emanuel Chirico Chief Executive Officer	200,000
Francis K. Duane Vice Chairman, Wholesale	55,000
Michael Shaffer Executive Vice President and Chief Financial Officer	40,000
Michael Zaccaro Vice Chairman, Apparel	30,000
All executive officers as a group (5 persons)	347,500
All directors who are not executive officers as a group (8 persons)(1)	80,000
All employees as a group(2)	480,000

(1)
The Series B Directors do not receive option grants.

(2)
Excluding executive officers.

        Approval of the 2006 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the votes present in person or by proxy at the meeting.

        Proxies received in response to this solicitation will be voted FOR the 2006 Incentive Plan unless otherwise specified in a proxy.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of January 29, 2006 with respect to shares of Common Stock that may be issued under the Company's existing equity compensation plans—the 1997 Stock Option Plan, the 2000 Stock Option Plan and the 2003 Stock Option Plan—as well as under the 1987 Stock Option Plan. The 1987 Option Plan has expired, so no further option grants may be made thereunder, but valid options to purchase Common Stock granted thereunder are still outstanding. All of the foregoing plans were approved by the Company's stockholders and the Company has no equity compensation plans that were not approved by the stockholders. Information with respect to the shares of Common Stock that would be issuable under the proposed 2006 Stock Incentive Plan that is being submitted for approval at the meeting is not included in the table.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,704,032	$21.76	1,264,643
Equity compensation plans not approved by security holders	—	—	—

Total	4,704,032	$21.76	1,264,643

SELECTION OF AUDITORS

        The Audit Committee has selected Ernst & Young LLP, independent auditors, as the Company's auditors for the fiscal year ending February 4, 2007. Although stockholder ratification of the Audit Committee's selection is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to request the Audit Committee to reconsider the selection of auditors for the fiscal year ending February 3, 2008, since it would be impracticable to replace the Company's auditors so late into the Company's current fiscal year.

        It is expected that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

        The Board of Directors recommends a vote FOR ratification of the appointment of the auditors. Proxies received in response to this solicitation will be voted FOR the appointment of the auditors unless otherwise specified in a proxy.

Fees Paid to Auditors

        The following table sets forth the aggregate fees billed by Ernst & Young LLP, the member firms of Ernst & Young LLP, and their respective affiliates for professional services rendered to us for the audit of our annual financial statements for the fiscal years ended January 29, 2006 and January 30, 2005, for the reviews of the financial statements included in our quarterly reports on Form 10-Q for those fiscal years, and for other services rendered on behalf of the Company during those fiscal years. All of such fees were pre-approved by the Audit Committee.

	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$1,496,000	$1,562,000

Audit-Related Fees(2)	$196,000	$164,500

Tax Fees(3)	$35,000	$91,300

(1)
Fiscal 2005 and fiscal 2004 consist of fees for professional services performed for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory filing requirements. Fiscal 2005 and fiscal 2004 also include fees for our compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and for audits of employee benefit plans.

(2)
Fiscal 2005 and fiscal 2004 consist of fees related to various accounting consultations.

(3)
Fiscal 2005 and fiscal 2004 includes fees for services to assist us in the preparation of our tax returns and for the provision of tax advice.

        The Audit Committee's charter requires the Committee to pre-approve at its meetings all auditing and non-audit services provided by our outside auditors. The charter permits the Committee to delegate to any one or more of its members the authority to grant such pre-approvals. Any such delegation of authority may be subject to any rules or limitations that the members deem appropriate. The decision to pre-approve any services made by any member to whom authority has been so delegated must be presented to the full Committee at its next meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Any proposal of an eligible stockholder intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting on or before January 2, 2007. The proxy or proxies designated by the Board of Directors will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2007 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company on or before March 18, 2007 and certain other conditions of the applicable rules of the SEC are satisfied. Stockholder proposals should be directed to the Secretary of the Company at the address set forth below.

MISCELLANEOUS

        Our Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

        We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this proxy statement and other material that may be sent to stockholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and/or personal interview. We may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals. In addition, Georgeson Shareholder, which is retained by us on an annual basis, will aid in the solicitation of proxies for the meeting for a fee of $6,500 plus expenses.

        Copies of our 2005 Annual Report to Stockholders are being mailed to the stockholders simultaneously with this proxy statement. If you want to save us the cost of mailing more than one Annual Report to the same address, please send your written request to the Secretary of the Company at the address indicated below to discontinue mailing a duplicate copy to the account or accounts selected by you.

        We will provide, free of charge, to any stockholder, a copy of our annual report on Form 10-K filed with the SEC for the fiscal year ended January 26, 2006 upon receipt of a written request addressed to:

    Treasurer
    Phillips-Van Heusen Corporation
    200 Madison Avenue
    New York, New York 10016-3903

        Stockholders may send communications to our Board of Directors (or specified group of individual directors, such as the non-management directors and the director who presides over the sessions of non-management directors). Any such communication should be addressed to the Board (or individual director) in care of the Secretary of Phillips-Van Heusen Corporation, 200 Madison Avenue, New York, New York, 10016-3903.

By order of the Board of Directors,
MARK D. FISCHER Secretary

New York, New York
May 9, 2006

EXHIBIT A

TEXT OF AMENDMENT TO SECTION 9(D) OF THE CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF THE SERIES B CONVERTIBLE PREFERRED
STOCK OF PHILLIPS-VAN HEUSEN CORPORATION

        The proposed amendment to our Certificate of Incorporation is:

        Section 9(d) of the Certificate of Designations shall be amended and restated to read as follows:

    (d)
    Board of Directors Election and Removal

            (i)    Election of Directors.    (A) For so long as more than ten percent (10%) of the shares of Series B Stock issued on the Original Issue Date remain outstanding, the holders of the Series B Stock, voting as a separate series, shall be entitled to elect one (1) director of the Corporation ("Series B Director").

            (ii)   Quorum: Required Vote

            (A)  Quorum.    At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of the Series B Stock shall constitute a quorum for the election of the Series B Director.

            (B)  Required Vote.    With respect to the election of any Series B Director by the holders of the outstanding shares of Series B Stock, that candidate shall be elected who either: (i) in the case of any such vote conducted at a meeting of the holders of the Series B Stock, receives the highest number of affirmative votes of the outstanding shares of the Series B Stock; or (ii) in the case of any such vote taken by written consent with a meeting is elected by the written consent of the holders of a majority of outstanding shares of the Series B Stock.

            (C)  Removal.    Subject to Section 141(k) of the DGCL, any Series B Director may be removed during his or her term of office, without cause, by, and only by, the affirmative vote of shares representing a majority of the voting power of all the outstanding shares of the Series B Stock entitled to vote, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting

            (D)  Procedures.    Any meeting of the holders of the Series B Stock, and any action taken by the holders of the Series B Stock by written consent without a meeting, in order to elect or remove a Series B Director under this Section 11(d), shall be held in accordance with the procedures and provisions of the Corporation's bylaws, the DGCL and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

            (E)  Termination.    Notwithstanding anything to contrary contained in this Section 9(d), the provisions of this Section 9(d) shall cease to be of any further force or effect upon the earlier of (a) the date on which less than ten percent (10%) of the shares of Series B Stock issued on the Original Issue Date remain outstanding and (b) the date on which the holders of the Series B Stock and/or an affiliate thereof directly or indirectly acquires or controls Tommy Hilfiger Corporation, whether by merger, stock purchase or otherwise. In addition to the foregoing and not in limitation thereof, on or prior to the earlier of such dates, any Series B Director then serving as a director of the Corporation shall resign as a director.

A-1

EXHIBIT B

PHILLIPS-VAN HEUSEN CORPORATION
2006 STOCK INCENTIVE PLAN

1.
Establishment, Objectives and Duration.

        (a)    Establishment of the Plan.    Phillips-Van Heusen Corporation hereby establishes an incentive compensation plan to be known as the "Phillips-Van Heusen Corporation 2006 Stock Incentive Plan." The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock-Based Awards. The Plan is effective as of April 27, 2006, subject to the approval of the Plan by the stockholders of the Company at the 2006 Annual Meeting. Definitions of capitalized terms used in the Plan are contained in the attached glossary, which is an integral part of the Plan.

        (b)    Purposes of the Plan.    The purposes of the Plan are to induce certain individuals to remain in the employ, or to continue to serve as directors of, or consultants or advisors to, the Company and its present and future Subsidiaries, to attract new individuals to enter into such employment or service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board believes that the granting of Awards under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

        (c)    Duration of the Plan.    No Award may be granted under the Plan after the day immediately preceding the tenth (10th) anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

2.
Administration of the Plan.

        (a)    The Committee.    Except as otherwise provided in Section 2(d), the Plan shall be administered by the "Committee." The Committee shall consist of two or more members of the Board. It is intended that all of the members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, and "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Code. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Awards to any person who (i) shall not be an officer and/or director of the Company and (ii) is not, and in the judgment of the Committee may not be reasonably expected to become, a "covered employee" within the meaning of Section 162(m)(3) of the Code. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by the member(s) of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

        (b)    Authority of the Committee.    Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to:

          (i)    select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

          (ii)   determine whether and to what extent Awards are granted hereunder;

          (iii)  determine the size and types of Awards granted hereunder;

          (iv)  approve forms of Award Agreement for use under the Plan;

          (v)   determine the terms and conditions of any Award granted hereunder;

          (vi)  establish performance goals for any Performance Period and determine whether such goals were satisfied;

          (vii) amend the terms of any outstanding Award granted under the Plan; provided that, except as otherwise provided in Section 16, no such amendment shall reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs without the approval of the stockholders of the Company;

          (viii) construe and interpret the terms of the Plan and any Award Agreement entered into under the Plan, and to decide all questions of fact arising in its application; and

          (ix)  take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.

        (c)    Effect of Committee's Decision.    All decisions, determinations and interpretations of the Committee shall be final, binding and conclusive on all persons, including the Company, its Subsidiaries, its stockholders, Employees, Directors, Consultants and their estates and beneficiaries.

        (d)    Delegation.    As permitted by Applicable Laws, the Committee may delegate its authority as identified herein, including the power and authority to make Awards to Participants who are not "insiders" subject to Section 16(b) of the Exchange Act or expected to be "covered employees" within the meaning of Section 162(m) of the Code, pursuant to such conditions and limitations as the Committee may establish.

3.    Shares Subject to the Plan; Effect of Grants; Individual Limits.

        (a)    Number of Shares Available for Grants.    Subject to adjustment as provided in Section 18 hereof, the maximum number of Shares which may be issued pursuant to Awards under the Plan shall be 3,000,000, plus any Shares remaining available for issuance under the Prior Plans as of the Effective Date, plus the number of Shares subject to outstanding awards under the Prior Plans at the Effective Date that are deemed not delivered under the Prior Plans pursuant to paragraph (i) or (ii), of this Section 3(a).

          (i)    Shares that are potentially deliverable under an Award granted under the Plan or an option granted under a Prior Plan that expires or is canceled, forfeited, settled in cash or otherwise settled without the delivery of Shares shall not be treated as having been issued under the Plan or a Prior Plan.

          (ii)   Shares that are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction shall not be treated as having been issued under the Plan; provided, however, that the Shares referred to in this paragraph (ii) shall not be considered for purposes of determining the number of Shares available for grant as Incentive Stock Options.

Notwithstanding any other provisions herein: (i) shares tendered in payment of the exercise price of an Award shall not be added to the maximum share limitations described above, (ii) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the maximum share limitations described above and (iii) all shares covered by a Stock Appreciation Right, to the extent that it is exercised and whether or not shares of Common Stock are actually issued upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

        The Shares to be issued pursuant to Awards may be authorized but unissued Shares or treasury Shares.

        (b)    Individual Limits.    Subject to adjustment as provided in Section 16 hereof, the maximum aggregate number of Shares with respect to which Awards may be granted in any calendar year to any one Participant shall be 500,000 Shares.

        (c)    Share Counting.    A Stock Option or Stock Appreciation Right shall be counted as one share for purposes of the limits set forth in Sections 3(a) and 3(b). A combination of Stock Appreciation Right and Stock Option, where the exercise of the Stock Appreciation Right or Stock Option results in the cancellation of the other, shall be counted as one share for purposes of the limits set forth in Sections 3(a) and 3(b). A Restricted Stock Grant, Restricted Stock Unit, Performance Share or Stock Award shall be counted as three shares for purposes of the limits set forth in Sections 3(a) and 3(b).

4.
Eligibility and Participation.

        (a)    Eligibility.    Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

        (b)    Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. The Committee may establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan.

5.
Types of Awards.

        (a)    Type of Awards.    Awards under the Plan may be in the form of Options (both Nonqualified Stock Options and/or Incentive Stock Options), SARs, Restricted Stock, Restricted Stock Units, Performance Shares and Other Stock-Based Awards.

        (b)    Designation of Award.    Each Award shall be designated in the Award Agreement.

6.
Options.

        (a)    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        (b)    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, and payment contingencies; provided, however that the Agreement Award shall provide for full vesting upon a Participant's Retirement. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option. Options that are intended to be Incentive Stock Options shall be subject to the limitations set forth in Section 422 of the Code. Options granted pursuant to the Plan shall not provide Participants with the right to receive Dividends or Dividends Equivalents.

        (c)    Exercise Price.    Except for Options adjusted pursuant to Section 18 herein, and replacement Options granted in connection with a merger, acquisition, reorganization or similar transaction, the Exercise Price for each grant of an Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the Exercise Price for each grant of an Option shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted.

        (d)    Term of Options.    The term of an Option granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

        (e)    Exercise of Options.    Options granted under this Section 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

        (f)    Payments.    Options granted under this Section 6 shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised and payment of the Exercise Price. The Exercise Price of an Option shall be payable to the Company: (i) in cash or its equivalent, (ii) by tendering (either actually or constructively by attestation) Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) in any other manner then permitted by the Committee, or (iv) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (i), for administrative convenience, to comply with Applicable Laws or otherwise.

        (g)    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        (h)    Termination of Employment or Service.    Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

7.
Stock Appreciation Rights.

        (a)    Grant of SARs.    Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        (b)    Award Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine. SARs granted pursuant to the Plan shall not provide Participants with the right to receive Dividends or Dividend Equivalents.

        (c)    Grant Price.    The grant price of a Freestanding SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the SAR; provided, however, that these limitations shall not apply to Awards that are adjusted pursuant to Section 18 herein.

        (d)    Term of SARs.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed 10 years.

        (e)    Exercise of SARs.    SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

        (f)    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (i)    the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

          (ii)   the number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        (g)    Termination of Employment or Service.    Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

8.
Restricted Stock.

        (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        (b)    Award Agreement.    Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

        (c)    Period of Restriction and Other Restrictions.    Except as otherwise provided in a Participant's Award Agreement, upon a termination of employment or, pursuant to Section 19, in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement). The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, additional time-based restrictions, and/or restrictions under Applicable Laws, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. As soon as practicable following the grant of Restricted Stock, the Shares of Restricted Stock shall be registered in the Participant's name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Participant until the Period of Restriction has lapsed or otherwise been satisfied. If the Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration.

        (d)    Removal of Restrictions.    Subject to Applicable Laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares.

        (e)    Voting Rights.    Unless otherwise determined by the Committee and set forth in a Participant's Award Agreement, to the extent permitted or required by Applicable Laws. Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

        (f)    Dividends and Other Distributions.    Except as otherwise provided in a Participant's Award Agreement, during the Period of Restriction, Participants holding Shares of Restricted Stock shall receive all regular cash Dividends paid with respect to all Shares while they are so held, and, except as otherwise determined by the Committee, all other distributions paid with respect to such Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which such distributions were made.

        (g)    Termination of Employment or Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

9.
Restricted Stock Units.

        (a)    Grant of Restricted Stock Units.    Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        (b)    Award Agreement.    Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the applicable Period of Restriction, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

        (c)    Value of Restricted Stock Units.    The initial value of a Restricted Stock Unit shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 16.

        (d)    Period of Restriction.    Except as otherwise provided in a Participant's Award Agreement, upon a termination of employment or, pursuant to Section 17, in the event of a Change in Control or Subsidiary Disposition, an Award of Restricted Stock Units shall have a minimum Period of Restriction of three (3) years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis.

        (e)    Form and Timing of Payment.    Except as otherwise provided in Section 17 or a Participant's Award Agreement, payment of Restricted Stock Units shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction. The Committee, in its sole discretion, may pay earned Restricted Stock Units by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

        (f)    Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

        (g)    Termination of Employment or Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Restricted Stock Units following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units, and may reflect distinctions based on the reasons for termination of employment or service.

        (h)   At the discretion of the Committee, Restricted Stock Units granted pursuant to the Plan may provide Participants with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish.

10.
Performance Shares.

        (a)    Grant of Performance Shares.    Subject to the terms and provisions of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

        (b)    Award Agreement.    Each grant of Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Performance Period and Performance Measure(s), the number of Performance Shares granted, and such other provisions as the Committee shall determine.

        (c)    Value of Performance Shares.    The initial value of a Performance Share shall equal the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Awards that are adjusted pursuant to Section 16.

        (d)    Form and Timing of Payment.    Except as otherwise provided in Section 17 or a Participant's Award Agreement, payment of Performance Shares shall be made at a specified settlement date that shall not be earlier than the last day of the Performance Period. The Committee, in its sole discretion, may pay earned Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Performance Shares shall be deferred, on a mandatory basis or at the election of the Participant.

        (e)    Voting Rights.    A Participant shall have no voting rights with respect to any Performance Shares granted hereunder.

        (f)    Termination of Employment or Service.    Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout respecting an Award of Performance Shares following termination of the Participant's employment or, if the Participant is a Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Participants, and may reflect distinctions based on the reasons for termination of employment or service

11.
Other Stock-Based Awards.

        (a)    Grant.    The Committee shall have the right to grant other Awards that may include, without limitation, the grant of Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

        (b)    Period of Restriction.    Except as otherwise provided in a Participant's Award Agreement, upon a termination of employment or, pursuant to Section 17, in the event of a Change in Control or Subsidiary Disposition, Awards granted pursuant to this Section 12 shall have a minimum Period of Restriction of three years, which period may, at the discretion of the Committee, lapse on a pro-rated, graded, or cliff basis (as specified in an Award Agreement). Notwithstanding the above, the payment of Shares in lieu of cash under other Company incentive or bonus programs shall not be subject to the minimum Period of Restriction limitations described above.

        (c)    Payment of Other Stock-Based Awards.    Subject to Section 11(b) hereof, payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine. The Committee may provide that settlement of Other Stock-Based Awards shall be deferred, on a mandatory basis or at the election of the Participant.

        (d)    Termination of Employment or Service.    The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant's employment or, if the Participant is a Director or Consultant, service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination of employment or service.

12.
Performance-Based Exception.

        (a)   The Committee may specify that the attainment of one or more of the Performance Measures set forth in this Section 12 shall determine the degree of granting, vesting and/or payout with respect to Awards that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measures (the "Performance Measures"): earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such Performance Measures may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Awards that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

        (b)   Unless otherwise determined by the Committee, measurement of performance goals with respect to the Performance Measures above shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, as well as the cumulative effects of tax or accounting changes, each as determined in accordance with generally accepted accounting principles or identified in the Company's financial statements, notes to the financial statements, management's discussion and analysis or other filings with the SEC, as well as any other items determined in accordance with Section 18(b).

        (c)   Performance goals may differ for Awards granted to any one Participant or to different Participants.

        (d)   Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period specified in the Award Agreement, and the goals shall be established not later than 90 days after the beginning of the Performance Period or, if less than 90 days, the number of days which is equal to 25% of the relevant Performance Period applicable to the Award.

        (e)   The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).

13.    Transferability of Awards.    Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant's lifetime only by such Participant. Other Awards shall be transferable to members of the Participant's Immediate Family to the extent provided in the Award Agreement, except that no Award may be transferred for consideration.

14.    Taxes.    The Company shall have the power and right, prior to the delivery of Shares pursuant to an Award, to deduct or withhold, or require a participant to remit to the Company (or a Subsidiary), an amount (in cash or Shares) sufficient to satisfy any applicable tax withholding requirements applicable to an Award. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any applicable tax withholding requirements. Subject to such restrictions as the Committee may prescribe, in the event that an Award of Restricted Stock shall become taxable to a Participant during any Company-imposed blackout period, a Participant may satisfy all or a portion of any tax withholding requirements by electing to have the

Company withhold Shares having a Fair Market Value equal to the amount to be withheld up to the minimum statutory tax withholding rate (or such other rate that will not result in a negative accounting impact).

15.
Conditions Upon Issuance of Shares.

        (a)   Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        (b)   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

16.    Adjustments Upon Changes in Capitalization.    In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, spin-off, stock split, reverse stock split, share combination, share exchange, extraordinary dividend, or any change in the corporate structure affecting the Shares, such adjustment shall be made in the number and kind of Shares that may be delivered under the Plan, the individual limits set forth in Section 3(b), and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Adjustments made by the Committee pursuant to this Section 18 shall be final, binding, and conclusive.

17.
Change in Control, Cash-Out and Termination of Underwater Options/SARs, and Subsidiary Disposition.

        (a)    Change in Control.    Except as otherwise provided in a Participant's Award Agreement or pursuant to Section 17(b), upon the occurrence of a Change in Control, unless otherwise specifically prohibited under Applicable Laws:

          (i)    any and all outstanding Options and SARs granted hereunder shall become immediately exercisable;

          (ii)   any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards shall lapse; and

          (iii)  any and all Performance Shares and other Awards (if performance-based) shall vest on a pro-rata monthly basis, including full credit for partial months elapsed, and will be paid (A) based on the level of performance achieved as of the date of the Change in Control, if determinable, or (B) at the target level, if not determinable. The amount of the vested Award may be computed under the following formula: total Award number of Shares times (number of full months elapsed in shortest possible vesting period divided by number of full months in shortest possible vesting period) times percent performance level achieved immediately prior to the specified effective date of the Change in Control.

        (b)    Cash-Out and Termination of Underwater Options/SARs.    The Committee may, in its sole discretion, provide that (i) all outstanding Options and SARs shall be terminated upon the occurrence of a Change in Control and that each Participant shall receive, with respect to each Share subject to such Options or SARs, an amount in cash equal to the excess of the Fair Market Value of a Share immediately prior to the occurrence of the Change in Control over the Option Exercise Price or the SAR grant price; and (ii) Options and SARs outstanding as of the date of the Change in Control may be cancelled and terminated without payment therefore if the Fair Market Value of a Share as of the date of the Change in Control is less than the Option Exercise Price or the SAR grant price.

        (c)    Subsidiary Disposition.    The Committee shall have the authority, exercisable either in advance of any actual or anticipated Subsidiary Disposition or at the time of an actual Subsidiary Disposition and either at the time of the grant of an Award or at any time while an Award remains outstanding, to provide for the automatic full vesting and exercisability of one or more outstanding unvested Awards under the Plan and the termination of restrictions on transfer and repurchase or forfeiture rights on such Awards, in connection with a Subsidiary Disposition, but only with respect to those Participants who are at the time engaged primarily in Continuous Service with the Subsidiary involved in such Subsidiary Disposition. The Committee also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the affected Participant's Continuous Service with that Subsidiary within a specified period following the effective date of the Subsidiary Disposition. The Committee may provide that any Awards so vested or released from such limitations in connection with a Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

18.
Amendment, Suspension or Termination of the Plan.

        (a)    Amendment, Modification and Termination.    The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

        (b)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 16) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. With respect to any Awards intended to comply with the Performance-Based Exception, unless otherwise determined by the Committee, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

        (c)    Awards Previously Granted.    No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the participant holding such Award, unless such termination, modification or amendment is required by Applicable Laws and except as otherwise provided herein.

        (d)    No Repricing.    Except for adjustments made pursuant to Section 16, no amendment shall reduce the Exercise Price of outstanding Options or the grant price of outstanding SARs, nor may any outstanding Options or outstanding SARs be surrendered to the Company as consideration for the grant of new Options or SARs with a lower Exercise Price or grant price, without the approval of the stockholders of the Company.

        (e)    Compliance with the Performance-Based Exception.    If it is intended that an Award comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 18, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

19.
Reservation of Shares.

        (a)   The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        (b)   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.    Rights of Participants.

        (a)    Continued Service.    The Plan shall not confer upon any Participant any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

        (b)    Participant.    No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

21.    Successors.    All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the "Company" herein and in any Award agreements shall be deemed to refer to such successors.

22.
Legal Construction.

        (a)    Gender, Number and References.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to a Section of the Plan either in the Plan or any Award agreement or to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such Section of the Plan, act, code, section, rule or regulation, as may be amended from time to time, or to any successor Section of the Plan, act, code, section, rule or regulation.

        (b)    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        (c)    Requirements of Law.    The granting of Awards and the issuance of Shares or cash under the Plan shall be subject to all Applicable Laws and to such approvals by any governmental agencies or national securities exchanges as may be required.

        (d)    Governing Law.    To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

        (e)    Non-Exclusive Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

        (f)    Code Section 409A Compliance.    To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

GLOSSARY OF DEFINED TERMS

        1.    Definitions.    As used in the Plan, the following definitions shall apply:

        "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal law, applicable state law, and the rules and regulations of any applicable stock exchange or national market system.

        "Award" means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and Other Stock-Based Awards granted under the Plan.

        "Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

        "Board" means the Board of Directors of the Company.

        "Cause" means, with respect to any Participant (i) gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant's office or position; (ii) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company or any Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness); (iii) the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation); (iv) the Participant having willfully divulged, furnished or made accessible to anyone other than the Company or any Subsidiary, or any of their respective directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any confidential or proprietary information of the Company or such Subsidiary; or (v) any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from performing his or her duties or serving in his or her then current capacity with the Company or a Subsidiary; provided, however, that with respect to a Participant who has an employment agreement with the Company or any of its Subsidiaries which has a definition of "cause", the definition contained therein shall govern.

        "Change in Control" means the first to occur of the following events:

          1.     Any Person, other than a Person who as of the date the Plan is first approved by the Board is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), becomes (A) a "beneficial owner," as such term is used in Rule 13d-3 of the Exchange Act, of at least one-quarter but less than one-half of the Outstanding Company Voting Securities, unless such acquisition has been approved within 30 days thereafter by at least a majority of the Incumbent Board (as defined in clause (2) below taking into account the provisos), or (B) a "beneficial owner," as such term is used in Rule 13d-3 of the Exchange Act, of at least one-half of the Outstanding Company Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

          2.     Individuals who, as of the date hereof, constitute the Board (such Board, and any Board consisting of individuals who hereafter replace such individuals or otherwise join the Board in accordance with the terms of the proviso to this sentence, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          3.     Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a "Business Combination"), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding Shares (the "Outstanding Company Common Stock") and the Outstanding Company Voting Securities, immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination or to the extent that such Business Combination has been approved within 30 days thereafter by at least a majority of the Incumbent Board, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

          4.     The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Committee, as specified in Section 2(a), appointed by the Board to administer the Plan.

        "Company" means Phillips-Van Heusen Corporation, a Delaware corporation, and any successor thereto, as provided in Section 23 herein.

        "Consultant" means any consultant or advisor to the Company or a Subsidiary.

        "Continuous Service" means that the provision of services to the Company or any Subsidiary in any capacity by an Employee is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

        "Director" means any individual who is a member of the Board of Directors of the Company or a Subsidiary who is not an Employee and is not designated or elected to serve as a director by the holders of the Company's Series B convertible preferred stock, or the holders of any other securities of the Company, other than Shares, voting separately as a class.

        "Dividend" means the dividends declared and paid on Shares subject to an Award.

        "Dividend Equivalent" means, with respect to Shares subject to an Award, a right to be paid an amount equal to the Dividends declared and paid on an equal number of outstanding Shares.

        "Employee" means any employee of the Company or a Subsidiary.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

        "Fair Market Value" means, as of any date, the value of a Share equal to (i) the closing sale price of a Share on the New York Stock Exchange on the business day preceding such date or (ii) if there is no sale of Shares on such Exchange on such business day, the average of the bid and asked prices on such Exchange at the close of the market on such business day.

        "Full-Value Award" means Awards other than Options, SARs, or other Awards for which the Participant pays the grant date intrinsic value directly or by forgoing a right to receive a cash payment from the Company.

        "Immediate Family" means a Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-

in-law, brother-in-law, or sister-in-law, including adoptive relationships or any person sharing the Participant's household (other than a tenant or employee).

        "Incentive Stock Option" or "ISO" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        "Nonqualified Stock Option" means an Option that is not intended to meet the requirement of Section 422 of the Code.

        "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Section 6.

        "Other Stock-Based Award" means a Share-based or Share-related Award granted pursuant to Section 11 herein.

        "Participant" means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

        "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

        "Performance Measures" shall have the meaning set forth in Section 12(a).

        "Performance Period" means the period during which a performance measure must be met.

        "Performance Share" means an Award granted to a Participant, as described in Section 10 herein.

        "Period of Restriction" means the period Restricted Stock, Restricted Stock Units or Other Stock-Based Awards are subject to a substantial risk of forfeiture and are not transferable, as provided in Sections 8, 9 and 11 herein.

        "Person" means person as such term is used in Section 3(a)(9) and 13(d) of the Exchange Act.

        "Plan" means the Phillips-Van Heusen Corporation 2006 Stock Incentive Plan.

        "Prior Plans" means the Company's 1997 Stock Option Plan, 2000 Stock Option Plan and 2003 Stock Option Plan.

        "Restricted Stock" means an Award granted to a Participant, as described in Section 8.

        "Restricted Stock Units" means an Award granted to a Participant, as described in Section 9.

        "Retirement" means a Participant's termination of employment by the Company and its Subsidiaries other than for cause (as defined in the Award Agreement).

        "SEC" means the United States Securities and Exchange Commission.

        "Share" means a share of the common stock, $1.00 par value, of the Company, subject to adjustment pursuant to Section 16.

        "Stock Appreciation Right" or "SAR" means an Award granted to a Participant, either alone or in connection with a related Option, as described in Section 7.

        "Subsidiary" has the meaning ascribed to such term in Code Section 424(f).

        "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary or the Company's sale or distribution of substantially all of the outstanding capital stock of such Subsidiary.

        "Voting Securities" means voting securities of the Company entitled to vote generally in the election of Directors.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PHILLIPS-VAN HEUSEN CORPORATION

200 Madison Avenue
New York, New York 10016-3903

        BRUCE J. KLATSKY and EMANUEL CHIRICO, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the Common Stock of PHILLIPS-VAN HEUSEN CORPORATION held by the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 13, 2006, and any adjournments thereof, on the matters printed on the reverse side.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted:

  •
  FOR the election of all of the nominees for director;

  •
  FOR the amendment to the Company's Certificate of Incorporation to amend the right of the holders of the Company's Series B Convertible Preferred Stock to elect, separately as a class, up to three directors;

  •
  FOR the amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 240,000,000;

  •
  FOR the approval of the Company's 2006 Stock Incentive Plan; and

  •
  FOR the appointment of auditors.

(Continued, and to be dated and signed on the other side.)

PHILLIPS-VAN HEUSEN CORPORATION P.O. BOX 11287 NEW YORK, NEW YORK 10203-0287

  The Board recommends a vote FOR proposals 1, 2, 3, 4 and 5:

1.	Election of the nominees for director listed below:	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS*	☐
NOMINEES:	EMANUEL CHIRICO, EDWARD H. COHEN, JOSEPH B. FULLER, JOEL H. GOLDBERG, MARC GROSMAN, BRUCE J. KLATSKY, BRUCE MAGGIN, HENRY NASELLA and RITA M. RODRIGUEZ
(Instruction: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
* Exceptions
2.
	Approval of the amendment to the Company's Certificate of Incorporation to amend the right of the holders of the Series B Convertible Preferred Stock to elect separately, as a class, up to three directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approval of the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 240,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Approval of the Company's 2006 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	Appointment of auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Address change
and/or comments ☐

Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.
Dated: , 2006
Signature
Signature, if held jointly

To vote, fill in (x) with black or blue ink only. ☒

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PHILLIPS-VAN HEUSEN CORPORATION

200 Madison Avenue
New York, New York 10016-3903

        BRUCE J. KLATSKY and EMANUEL CHIRICO, or either of them, with the power of substitution, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders to be held in New York, New York, on June 13, 2006, and any adjournments thereof, on the matters printed on the reverse side. In such capacity, they or either or any of them, may vote the number of votes equal to the number of shares of the Common Stock of PHILLIPS-VAN HEUSEN CORPORATION into which all of the shares of Series B convertible preferred stock of PHILLIPS-VAN HEUSEN CORPORATION held by the undersigned were convertible as of the record date for said Meeting, as set forth below.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted:

  •
  FOR the election of all of the nominees for director;

  •
  FOR the amendment to the Company's Certificate of Incorporation to amend the right of the holders of the Company's Series B Convertible Preferred Stock to elect, separately as a class, up to three directors;

  •
  FOR the amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 240,000,000;

  •
  FOR the approval of the Company's 2006 Stock Incentive Plan; and

  •
  FOR the appointment of auditors.

(Continued, and to be dated and signed on the other side.)

PHILLIPS-VAN HEUSEN CORPORATION P.O. BOX 11287 NEW YORK, NEW YORK 10203-0287

  The Board recommends a vote FOR proposals 1, 2, 3, 4 and 5:

1.	Election of the nominees for director listed below:	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS*	☐
NOMINEES:	EMANUEL CHIRICO, EDWARD H. COHEN, JOSEPH B. FULLER, JOEL H. GOLDBERG, MARC GROSMAN, BRUCE J. KLATSKY, BRUCE MAGGIN, HENRY NASELLA and RITA M. RODRIGUEZ
(Instruction: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
* Exceptions
2.
	Approval of the amendment to the Company's Certificate of Incorporation to amend the right of the holders of the Series B Convertible Preferred Stock to elect separately, as a class, up to three directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approval of the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock to 240,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Approval of the Company's 2006 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	Appointment of auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
6.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
Address change
and/or comments ☐

Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.
Dated: , 2006
Signature
Signature, if held jointly

To vote, fill in (x) with black or blue ink only. ☒

QuickLinks

TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
VOTING INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
LONG-TERM INCENTIVE PLANS— AWARDS IN LAST FISCAL YEAR
PENSION PLAN TABLE
COMPENSATION OF DIRECTORS
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
Comparison of 5 Year Cumulative Total Return
AUDIT COMMITTEE REPORT
PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO AMEND THE RIGHT OF THE HOLDERS OF OUR SERIES B CONVERTIBLE PREFERRED STOCK TO ELECT, SEPARATELY AS A CLASS, UP TO THREE OF OUR DIRECTORS
PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK
APPROVAL OF 2006 STOCK INCENTIVE PLAN
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS EQUITY COMPENSATION PLAN INFORMATION
SELECTION OF AUDITORS
SUBMISSION OF STOCKHOLDER PROPOSALS
MISCELLANEOUS
TEXT OF AMENDMENT TO SECTION 9(D) OF THE CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE SERIES B CONVERTIBLE PREFERRED STOCK OF PHILLIPS-VAN HEUSEN CORPORATION
PHILLIPS-VAN HEUSEN CORPORATION 2006 STOCK INCENTIVE PLAN
GLOSSARY OF DEFINED TERMS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PHILLIPS-VAN HEUSEN CORPORATION 200 Madison Avenue New York, New York 10016-3903
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PHILLIPS-VAN HEUSEN CORPORATION 200 Madison Avenue New York, New York 10016-3903